___________________________________________________________	_____________	____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 15, 2008

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. which will be held at 11:00 a.m., C.D.T., Thursday, May 15, 2008, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote at that time.

Sincerely,

/S/ THOMAS P. CAPO

Thomas P. Capo

Chairman of the Board

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 15, 2008

TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

The Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. will be held at 11:00 a.m., C.D.T., Thursday, May 15, 2008, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135, for the following purposes:

1.	To elect seven (7) directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and shall qualify;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2008 year by the Audit Committee of the Board of Directors;

3.	To approve the addition of 660,000 shares to the Dollar Thrifty Automotive Group, Inc. Amended and Restated Long-Term Incentive Plan and Director Equity Plan; and

4.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on March 17, 2008 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at least ten days before the meeting in the Office of the Executive Director of Investor Relations, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

Your vote is important. Please vote now by proxy even if you plan to attend the meeting. You may vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying envelope. The return of the enclosed proxy will not affect your right to vote if you attend the meeting in person.

By Order of the Board of Directors

/S/ VICKI J. VANIMAN

Vicki J. Vaniman

Secretary

Your vote is important. Please vote by marking, signing and dating your proxy card on the reverse side and returning it promptly

in the accompanying envelope.

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DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

5330 East 31st Street

Tulsa, Oklahoma 74135

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This Proxy Statement is solicited by the Board of Directors of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTG”), and is furnished in connection with the Annual Meeting of Stockholders to be held at 11:00 a.m., C.D.T., Thursday, May 15, 2008, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135. DTG began mailing this Proxy Statement and the accompanying proxy card on or about April 15, 2008.

As used in this Proxy Statement, “Company” means collectively DTG and its subsidiaries.

Quorum

The record date for the meeting is March 17, 2008. DTG has outstanding one class of voting securities, being common stock, $0.01 par value (“Common Stock” or “Shares”), of which 21,597,084 Shares were outstanding as of the close of business on the record date. A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting. Abstentions and broker non-votes are counted as present in determining whether there is a quorum. In addition, any stockholder who completes the proxy card withholding authority to vote for a director nominee will be counted as present in determining if there is a quorum.

Vote Required

Each stockholder is entitled to one vote for each Share held of record at the close of business on the record date. Directors are elected by a plurality of the votes cast at the meeting. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote so long as a quorum exists and regardless of whether such nominee receives more than 50% of the stockholder vote. Proposal No. 2, as well as any other matter voted on at the meeting, will be approved if a majority of the votes cast are in favor of such matter. However, pursuant to the New York Stock Exchange stockholder approval policy, approval of Proposal No. 3 - Addition of Shares to Amended and Restated Long-Term Incentive Plan and Director Equity Plan (“Proposal No. 3”) requires the vote of a majority of the votes cast on Proposal No. 3, and the total number of votes actually cast on Proposal No. 3 must represent more than 50% in interest of all stockholders entitled to vote on Proposal No. 3. Pursuant to such stockholder approval policy, proxies may not be given to vote on Proposal No. 3 unless the beneficial owner of the Shares has given voting instructions. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected or a matter is approved. Inspectors of election appointed by the Board will tabulate the votes cast.

Proxy Voting

The proxy card represents the Shares held of record by each stockholder. Each stockholder can authorize the individuals named in the proxy card to vote Shares by signing, dating and mailing the proxy card. Each stockholder’s Shares will then be voted at the meeting as the stockholder specifies or, if the stockholder does not specify a choice, as recommended by the Board. Each stockholder may revoke the proxy by voting in person at the meeting, or by submitting a written revocation or a later dated proxy that is received by DTG before the meeting. If you hold your Shares through a brokerage firm or other nominee, you may elect to vote your Shares by a toll-free phone number or over the Internet by following the instructions on the proxy materials forwarded to you.

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Proxy Solicitation

Execution and return of the enclosed proxy is being solicited by and on behalf of the Board of Directors of DTG for the purposes set forth in the Notice of Annual Meeting. Solicitation other than by mail may be made personally, by telephone or otherwise and by employees of DTG who will not be additionally compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of Shares held of record by them. DTG has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $6,500, plus reimbursement for out-of-pocket expenses. The total cost of soliciting proxies will be borne by DTG.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2008

Stockholders may view this Proxy Statement, our form of proxy and our 2007 Annual Report to Stockholders over the Internet by accessing the website, www.proxydocs.com/dtg.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

DTG has nominated for re-election to the Board seven candidates who currently serve on DTG’s Board. Incumbent director, Molly Shi Boren, has chosen not to stand for re-election to the Board.

If elected, each candidate will serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2009, or when their successors are duly elected and qualified. For more information concerning these director nominees, see “Biographical Information Regarding Director Nominees and Named Executive Officers - Director Nominees.” Unless otherwise designated, the enclosed proxy card will be voted FOR the election of such nominees as directors. The Board does not believe that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election, the stockholder’s proxy will be voted for a new nominee designated by the Board unless the Board reduces the number of directors to be elected.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF DTG.

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PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed, subject to stockholder ratification, the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors of DTG (“Independent Auditors”) for the fiscal year ending December 31, 2008. In making this recommendation, the Audit Committee considered whether the provision of services (and the aggregate fees billed for those services) by Deloitte & Touche LLP, other than audit services, is compatible with maintaining the independence of the outside auditors. Deloitte & Touche LLP has served DTG as Independent Auditors since DTG’s inception in November 1997.

The following table provides the various fees and out-of-pocket costs billed by Deloitte & Touche LLP in the aggregate for fiscal years ended December 31, 2007 and 2006:

	2007	2006

Audit Fees

In 2007 and 2006, fees related to audits of the consolidated and subsidiaries’ annual financial statements, reviews of the consolidated quarterly financial statements and the audit of internal control over financial reporting.

	$ 1,595,628	$ 2,112,855

Audit-Related Fees

In 2007 and 2006, fees primarily related to agreed-upon debt compliance procedures, advisory services, comfort procedures, and accounting consultations. In 2006, fees also related to airport concession fee audits.

	$ 641,640	$ 1,201,043
Tax Fees In 2007, fees related to tax services in Canada. In 2006, fees related primarily to tax preparation in Europe.	$ 5,109	$ 32,251
All Other Fees	$ -0-	$ -0-

The Audit Committee of the Board has the sole authority to retain and terminate DTG’s Independent Auditors and to pre-approve any non-audit services performed by such Independent Auditors. The Audit Committee reviewed and pre-approved all fees paid to Deloitte & Touche LLP for audit and non-audit services in 2007 and 2006. For 2007 and 2006, the Audit Committee approved 100% of the services included in “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” set forth above.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Although the auditors have indicated that no statement will be made, an opportunity for a statement will be provided.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2008.

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PROPOSAL NO. 3 – ADDITION OF SHARES TO AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Human Resources and Compensation Committee approved on March 11, 2008 and the Board recommends to the stockholders for approval, a proposal to amend DTG’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan to add 660,000 Shares (the “Share Addition”).

DTG’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan was approved by DTG’s stockholders at DTG’s Annual Meeting of Stockholders on May 20, 2005, a copy of which was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.54 to DTG’s Form 8-K on May 25, 2005 (the “Amended and Restated Plan”). The Amended and Restated Plan amended and restated DTG’s Long-Term Incentive Plan which was previously filed with the SEC as Exhibit 10.10 to DTG’s Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997, and was amended pursuant to (a) Amendment to Long-Term Incentive Plan dated as of September 29, 1998, a copy of which was previously filed with SEC on May 28, 1999 as Exhibit 10.13 to DTG’s Registration Statement on Form S-8, Registration No. 333-79603, and (b) Second Amendment to Long-Term Incentive Plan dated as of May 25, 2000 which was approved by DTG stockholders at DTG’s Annual Meeting held on May 25, 2000, a copy of which was previously filed with the SEC on August 9, 2000 as Exhibit 10.19 to DTG’s Form 10-Q for the quarterly period ended June 30, 2000 (collectively, the “Original Plan”). The Amended and Restated Plan was amended pursuant to (a) First Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan dated as of February 1, 2006, a copy of which was previously filed with the SEC as Exhibit 10.98 to DTG’s Form 8-K on February 7, 2006, and (b) Second Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan dated as of February 1, 2007, a copy of which was previously filed with the SEC as Exhibit 10.128 to DTG’s Form 8-K on February 6, 2007 (collectively, the “Plan”). The description of the Share Addition is qualified in its entirety by the terms of the Third Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan, which is attached hereto as Exhibit A (the “Amendment”).

The Board believes that the Share Addition is in the best interests of the Company because the availability of Shares for future grants under the Plan is important to further align the interests of its key employees to DTG’s stockholders. The Plan provides that any grants or awards made under the Original Plan shall continue to be governed by the terms of such grants and awards and the Original Plan. Any grants or awards made under the Plan are governed by the terms of such grants and awards and the Plan. DTG issued awards under the Original Plan from 1998 to 2004. In 2005, DTG began issuing awards under the Plan. As of March 17, 2008, only 112,885 Shares remain available for issuance or transfer under the Plan. If the Share Addition is not approved by the stockholders (a) the Amendment shall not become effective, and (b) the Plan shall remain in full force and effect without giving any effect to the Amendment. For more information regarding the Plan and the Amendment, see “Additional Information for Share Addition Proposal” below.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SHARE ADDITION DESCRIBED HEREIN AND IN THE AMENDMENT ATTACHED HERETO AS EXHIBIT A.

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BIOGRAPHICAL INFORMATION REGARDING

DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

Director Nominees

Below is information concerning each of the nominees for election to the Board, including their name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of DTG.

Thomas P. Capo, age 57, has served as a director since November 1997 and Chairman of the Board since October 2003. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000. From November 1991 to October 1998 he was Treasurer of Chrysler Corporation. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. Mr. Capo is also a director of Cooper Tire & Rubber Company.

Maryann N. Keller, age 64, has served as a director since May 2000. Ms. Keller was President of the Automotive Services unit of priceline.com from July 1999 to November 2000. Prior to joining priceline.com, she was a senior managing director and investment analyst at Furman Selz LLC from 1985 to 1998 and was a financial analyst with ING Barings (which acquired Furman Selz LLC in 1998) from January 1999 to June 1999. Ms. Keller is currently the President of Maryann Keller & Associates, a consulting firm. Ms. Keller is also a director of Lithia Motors, Inc.

The Honorable Edward C. Lumley, age 68, has served as a director since December 1997. Mr. Lumley has been Vice Chairman of the investment banking firm, BMO Nesbitt Burns (and its predecessors), since August 1994. Mr. Lumley is also a director of Canadian National Railway and BCE Inc.

Richard W. Neu, age 52, has served as a director since February 2006. Mr. Neu was the Chief Financial Officer and Treasurer of Charter One Financial, Inc. from December 1985 to August 2004, was a director of Charter One Financial, Inc. from 1992 to August 2004, and previously worked for KPMG as a Senior Audit Manager. Mr. Neu is also a director of MCG Capital Corporation. Effective April 1, 2008, Mr. Neu was elected the interim Chief Financial Officer of DTG.

Gary L. Paxton, age 61, has served as a director since October 2003, and also from November 1997 to May 2000. Mr. Paxton is currently the Chief Executive Officer and President of DTG. Prior to serving as Chief Executive Officer and President, Mr. Paxton was an Executive Vice President of DTG from November 1997 to December 2002 and was the Chief Operating Officer and President of DTG - Corporate Operations, from January 2003 to September 2003. Mr. Paxton was President of Dollar Rent A Car Systems, Inc. (now known as DTG Operations, Inc.) from November 1990 to December 2002. Mr. Paxton is also a director of Forward Air Corporation.

John C. Pope, age 59, has served as a director since December 1997. Mr. Pope has been Chairman of PFI Group, an investment firm, since July 1994. Mr. Pope has also been Chairman of the Board of Waste Management, Inc. since November 2004. Mr. Pope was the Chairman of the Board of MotivePower Industries, Inc. from January 1996 to November 1999 and a director from May 1995 to November 1999. Mr. Pope served as a director and in various executive positions with UAL Corporation and United Airlines, Inc. between April 1988 and July 1994. Mr. Pope is also a director of Con-Way, Inc., Kraft Foods Inc., RR Donnelley & Sons, Inc. and Waste Management, Inc.

Edward L. Wax, age 71, has served as a director since December 1997. Mr. Wax has been Chairman Emeritus of Saatchi & Saatchi Advertising Worldwide, an advertising firm with substantial experience in the travel industry, since January 1998.

Named Executive Officers

The following sets forth information concerning the executive officers of DTG other than Mr. Paxton (whose information appears above) identified under “Executive Compensation-Summary Compensation Table,” including their name, age, principal occupation and employment during at least the past five years and the period

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during which such person has served as an executive officer of DTG.

R. Scott Anderson, age 49, is currently a Senior Executive Vice President and Chief Marketing Officer of DTG. Prior to his election as a DTG officer, Mr. Anderson served in several management positions with Thrifty Rent-A-Car System, Inc. since October 1995, and is currently its President.

Yves Boyer, age 61, was an Executive Vice President of DTG from January 2003 until his retirement from DTG on December 31, 2007. Prior to his election as a DTG officer, Mr. Boyer was the President and Chief Executive Officer of Dollar Thrifty Automotive Group Canada Inc. since January 1996.

John J. Foley, age 52, is currently a Senior Executive Vice President and the Chief Operating Officer of DTG. Prior to his election as a DTG officer, Mr. Foley served in several management positions with DTG Operations, Inc. since August 1995, and is currently its President.

Steven B. Hildebrand, age 53, was a Senior Executive Vice President and the Chief Financial Officer of DTG from May 2000 until his retirement from DTG on March 31, 2008. Prior to his election as a DTG officer, Mr. Hildebrand was Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc. since August 1995.

ADDITIONAL INFORMATION FOR SHARE ADDITION PROPOSAL

General Information Regarding Plan

Qualification

The following description of the Plan is a summary and is qualified in its entirety by reference to the terms of the Plan previously filed with the SEC. See “Proposal No. 3-Addition of Shares to Amended and Restated Long-Term Incentive Plan and Director Equity Plan.”

Purpose of Plan

The Plan is intended to primarily provide equity-based incentives to officers and key employees of the Company that serve to align their interests with those of stockholders. The purpose is also to attract and retain non-employee directors and to provide compensation in the form of equity to align their interests with those of stockholders.

Duration of Plan

Pursuant to the Plan, no award may be granted under the Plan on or after ten (10) years from the date the Plan was approved by DTG’s stockholders on May 20, 2005. However, awards previously granted may be exercised in accordance with their terms.

Number of Shares Available

The Plan provides that the maximum number of Shares that may be issued or transferred is 795,000 Shares, plus (a) any Shares that remain available for issuance or transfer under the Original Plan, and (b) any Shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under the Plan or the Original Plan, that expire or are forfeited (including Performance Shares (hereinafter defined)) or are cancelled.

The following table sets forth certain information for the fiscal year ended December 31, 2007 with respect to the Original Plan and the Plan:

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	464,999	$17.49	271,210 (1)
Equity compensation plans not approved by security holders	None	None	None
Total	464,999	$17.49	271,210 (1)

______________________

(1)

At December 31, 2007, 1,756,834 Shares were authorized for issuance, which included 464,999 unexercised Option Rights (hereinafter defined) and 1,020,625 Performance Shares, assuming a maximum 200% target payout for all nonvested Performance Shares. The Performance Shares ultimately issued will likely be paid out at a lower percentage.

In addition, the following table sets forth certain information as of March 17, 2008 with respect to the Original Plan and the Plan:

Shares Remaining and Available Under Original Plan	2,323,741
Shares Approved by Stockholders on May 20, 2005 Under Plan	795,000
Total Shares Available Under Plan Before Payouts, Reservations, Cancellations and Forfeitures	3,118,741
Shares Reserved Under Original Plan and Plan for Outstanding Option Rights	(1,518,834)
Previously Granted Option Rights Cancelled/Forfeited Since May 19, 2005	2,866
Shares Paid Under Original Plan and Plan for Performance Shares (2003-2005, 2004-2006, 2005-2007, 2006-2008 and 2007-2009 Performance Periods)	(640,607)
Shares Reserved Under Plan for Awards of Performance Shares (2006-2008, 2007-2009 and 2008-2010 Performance Periods)	(738,932) (1)
Non-Employee Director Shares Earned and Paid Under Plan	(31,553)
Non-Employee Director Shares Earned and Deferred Under Plan	(71,796)
Non-Employee Director Shares Reserved Under Plan for 2008 Awards of Restricted Stock	(7,000)
Available Shares Not Yet Reserved for Future Awards Under Plan	112,885

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Additional Shares Requested With Amendment	660,000
Total of Available Shares Not Yet Reserved for Future Awards Under Plan and Additional Shares Requested With Amendment	772,885

______________________

(1)	The number of Shares reserved assumes a maximum 200% of target payout of all Performance Shares previously granted, but the Shares ultimately issued will likely be paid out at a lower percentage.

As shown in the table above, as of March 17, 2008, 112,885 Shares remain available for issuance or transfer under the Plan. Of the 1,518,834 Shares reserved under the Original Plan and the Plan for outstanding Option Rights, 757,433 Shares are outstanding and exercisable with an average exercise price of $20.1975 and an average life of 5.35 years. Full value Shares in the form of Performance Shares and Restricted Stock Units (hereinafter defined) that are reserved or deferred under the Original Plan and the Plan total 927,769 Shares.

Shares covered by an award granted under the Plan are not counted as used unless and until they are actually issued and delivered to an Eligible Participant (hereinafter defined). Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Shares that were covered by that award are available for issue or transfer under the Plan. Notwithstanding anything to the contrary contained in the Plan: (a) Shares tendered in payment of the exercise price of an Option Right are not added to the aggregate plan limit described above, (b) Shares withheld by DTG to satisfy the tax withholding obligation are not added to the aggregate plan limit described above, (c) Shares that are repurchased by DTG with Option Right proceeds are not added to the aggregate plan limit described above, and (d) all Shares covered by an Appreciation Right (hereinafter defined), to the extent that it is exercised and Shares are actually issued to the Eligible Participant upon exercise of the right, are considered issued or transferred pursuant to the Plan. These Shares may be Shares of original issuance or treasury shares or a combination of the foregoing.

Amendment and Termination of Plan

The Board may amend the Plan from time to time without further approval by DTG’s stockholders, except where required by applicable law or the rules and regulations of the New York Stock Exchange. The Board will not, without approval of DTG’s stockholders, authorize the amendment of any outstanding Option Right to reduce the exercise price. In addition, no Option Right will be cancelled and replaced with awards having a lower exercise price without approval of DTG’s stockholders.

The Board may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of Eligible Participants or their successors under any awards outstanding under the Plan and not exercised in full on the date of termination.

Administration of Plan

The Plan is administered by the Board, except that the Board has the authority and has delegated any or all of its powers under the Plan to the Human Resources and Compensation Committee of the Board (or delegation may also be made to a committee or a subcommittee consisting exclusively of not less than two (2) or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the SEC promulgated under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and an “independent director” within the meaning of New York Stock Exchange rules and regulations), as constituted from time to time. The Board is authorized to interpret the Plan and related agreements and other documents.

Further, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances of an Eligible Participant who holds an Option Right or

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Appreciation Right not immediately exercisable in full, or any Shares of Restricted Stock (hereinafter defined) as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the restriction period has not been completed, or any Performance Shares or Performance Units (hereinafter defined) which have not been fully earned, or any other awards made pursuant to the Plan subject to any vesting schedule or transfer restriction, or who holds Shares subject to any other transfer restriction imposed pursuant to the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised, or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse, or the time when such restriction period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned, or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such award.

Eligibility

The individuals who are eligible to participate in the Plan are those persons who are selected by the Board to receive awards and who are at the time: (a) officers and key employees of the Company, (b) non-employee directors of DTG, or (c) any person who has agreed to commence serving in any such capacities within ninety (90) days of the date of grant (collectively, the “Eligible Participants”). The number of Eligible Participants is presently estimated to be approximately 40 persons. In addition to determining who will receive awards, the Board also determines the number of Shares subject to such awards.

Awards Under Plan

The Plan permits grants of any or all of the following types of awards:

•	rights to purchase Common Stock upon exercise of options (“Option Rights”);

•	rights granted in tandem with Option Rights (“Tandem Appreciation Rights”);

•	rights not granted in tandem with Option Rights (“Free-Standing Appreciation Rights”; and collectively with Tandem Appreciation Rights, “Appreciation Rights”);

•	Common Stock as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired (“Restricted Stock”);

•	rights to receive Common Stock or cash at the end of a specified period (“Restricted Stock Units”);

•	performance shares that became Common Stock upon achievement of performance objectives (“Performance Shares”);

•	performance units equivalent to $1.00 each or such other value as is determined by the Board (“Performance Units”); and

•	other awards that may be denominated or payable in or otherwise based on or related to Common Stock or factors that may influence the value of Common Stock.

All grants of awards under the Plan are evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms of the awards granted.

Option Rights

Under the Plan, the Board is authorized to grant to Eligible Participants Option Rights that entitle the Eligible Participants to purchase Common Stock at a price not less than the market value per Share on the date immediately preceding the date of grant. The purchase price for Shares of Common Stock subject to the Option Right is payable (a) in cash at the time of exercise, (b) by the transfer to DTG of Common Stock owned by the

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Eligible Participant for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) having a value at the time of exercise equal to the option price, (c) with other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with the Plan, or (d) by a combination of such payment methods. No fractional Shares of Common Stock will be issued or accepted.

The Board reserves the discretion at or after the date of grant to provide for (a) the payment of a cash bonus at the time of exercise, (b) to the extent allowed by applicable law, the availability of a loan at exercise, and (c) the right to tender in satisfaction of the option price nonforfeitable, unrestricted Common Stock already owned by the Eligible Participant having a value at the time of exercise that is equal to the option price. Additionally, the Board may substitute, without receiving the Eligible Participant’s permission, Appreciation Rights paid only in Common Stock (or Appreciation Rights paid in Common Stock or cash at the Board’s discretion) for outstanding Option Rights.

No Option Right may be exercisable more than ten (10) years from the date of grant. Each grant will specify the period of continuous service with the Company that is necessary before the Option Rights will become exercisable. A grant of Option Rights may provide for the earlier vesting of such Option Rights in the event of a Change in Control (as defined in the Plan) of DTG. Any grant of Option Rights may specify management objectives (described below) that must be achieved as a condition to the exercise of such rights, in which case such grant will specify that, before the Option Rights will become exercisable, the Board must certify that the management objectives have been satisfied.

Grants for non-qualified Option Rights under the Original Plan were made in January and September 1998, May and September 1999, May and September 2000, May and November 2001, May 2002 and January 2008 with some grants made at other times based on hiring and promotion dates (shown under “Various Dates” at the bottom of the table below). Grants for non-qualified Option Rights under the Plan were recently made in January and March 2008. The consideration received by the Company for these grants was services rendered by the grantees either as an employee, officer, executive officer or director. The following table provides the number of non-qualified Option Rights granted under the Original Plan and the Plan to (a) each of the named executive officers, (b) all current executive officers as of the date of this Proxy Statement as a group (excluding Messrs. Hildebrand and Boyer who have retired), (c) all current directors as of the date of this Proxy Statement who are not executive officers as a group, (d) each nominee for election as a director, (e) all employees, including all current officers who are not executive officers as of the date of this Proxy Statement, as a group, and (f) each other person who received or is to receive 5% of such non-qualified Option Rights:

Name and Principal Position	Date of Grant	Exercise Price ($)	Number of Options Granted (#)
Gary L. Paxton, Director and Director Nominee, Chief Executive Officer and President	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008	20.50 10.50 19.1875 19.375 11.45 24.38	75,800 30,000 28,000 39,300 39,300 100,289
Steven B. Hildebrand, Retired Senior Executive Vice President and Chief Financial Officer	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	59,300 23,200 21,500 28,200 28,200

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John J. Foley, Senior Executive Vice President and Chief Operating Officer	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008	20.50 10.50 19.1875 19.375 11.45 24.38	41,100 17,000 15,300 24,800 25,400 45,404
R. Scott Anderson, Senior Executive Vice President and Chief Marketing Officer	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008	20.50 10.50 19.1875 19.375 11.45 24.38	35,900 15,400 14,300 25,800 25,800 12,054
Yves Boyer, Retired Executive Vice President	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	31,900 10,400 9,600 16,200 16,200
All current executive officers as a group (excluding Messrs. Hildebrand and Boyer)	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008	20.50 10.50 19.1875 19.375 11.45 24.38	152,800 62,400 57,600 89,900 90,500 157,747
Molly Shi Boren, Director	May 2000 May 2001 May 2002	17.6875 23.90 23.20	5,000 5,000 5,000
Thomas P. Capo, Director and Director Nominee	September 2000 May 2001 May 2002	19.6875 23.90 23.20	3,644 5,000 5,000
Maryann N. Keller, Director and Director Nominee	May 2000 May 2001 May 2002	17.6875 23.90 23.20	5,000 5,000 5,000
The Hon. Edward C. Lumley, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000

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John C. Pope, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000
Edward L. Wax, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000
All current directors who are not executive officers as a group	January 1998 May 1999 May 2000 September 2000 May 2001 May 2002	20.50 21.1875 17.6875 19.6875 23.90 23.20	9,000 15,000 25,000 3,644 30,000 30,000
All employees, including all current officers who are not executive officers, as a group	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008 Various Dates	20.50 10.50 19.1875 19.375 11.45 24.38 17.46	1,002,200 416,400 397,600 585,100 560,700 130,186 76,864
Joseph E. Cappy, Retired Chairman of the Board and Chief Executive Officer	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	139,800 54,700 50,700 75,000 75,000

The non-qualified Option Rights granted in January 1998 became exercisable in three successive equal annual installments commencing on December 31, 1998 and expired on December 31, 2007. The non-qualified Option Rights granted in September 1998 became exercisable in three successive equal annual installments commencing on September 30, 1999 and expire on September 23, 2008. The non-qualified Option Rights granted in May 1999 became exercisable on May 31, 2000 and expire on May 26, 2009. The non-qualified Option Rights granted in September 1999 became exercisable in three successive equal annual installments commencing on September 30, 2000 and expire on September 22, 2009. The non-qualified Option Rights granted in May 2000 became exercisable on May 31, 2001 and expire on May 24, 2010. The non-qualified Option Rights granted in September 2000 became exercisable in three successive equal annual installments commencing on September 30, 2001 and expire on September 27, 2010. The non-qualified Option Rights granted in May 2001 became exercisable on May 31, 2002 and expire on May 23, 2011. The non-qualified Option Rights granted in November 2001 became exercisable in three successive equal annual installments commencing on November 30, 2002 and expire on November 18, 2011. The non-qualified Option Rights granted in May 2002 became exercisable on May 31, 2003 and expire on May 22, 2012. The non-qualified Option Rights granted in January 2008 become exercisable on January 31, 2011 and expire on January 30, 2018. The market value of the securities underlying the non-qualified Option Rights as of March 17, 2008 is $12.19 per Share.

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It is not possible to determine the amount of Option Rights that may be granted in the future under the Plan because the grant of Option Rights is discretionary.

Appreciation Rights

Under the Plan, the Board may authorize the granting to Eligible Participants of Tandem Appreciation Rights in respect of Option Rights and Free-Standing Appreciation Rights. A Tandem Appreciation Right is a right, exercisable by surrender of the related Option Right, to receive from DTG an amount determined by the Board which will be expressed as a percentage of the spread (not to exceed 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights. A Free-Standing Appreciation Right will be a right of the Eligible Participant to receive from DTG an amount determined by the Board, which will be expressed as a percentage of the spread (not to exceed 100%) at the time of exercise. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by DTG in cash, in Common Stock, or in any combination thereof, and may either grant to the Eligible Participant or retain in the Board the right to elect among those alternatives. Any grant of Appreciation Rights may specify management objectives that must be achieved as a condition to the exercise of such rights, in which case such Appreciation Rights will specify that, before the Appreciation Rights will become exercisable, the Board must certify that the management objectives have been satisfied.

It is not possible to determine the amount of Appreciation Rights that may be granted in the future under the Plan because the grant of Appreciation Rights is discretionary.

Restricted Stock

Under the Plan, the Board may authorize the grant or sale of Restricted Stock to Eligible Participants. A grant or sale of Restricted Stock involves the immediate transfer by DTG to an Eligible Participant of ownership of a specific number of Shares in consideration of the performance of services. The Eligible Participant is entitled immediately to voting, dividend and other ownership rights in such Shares. Restricted Stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years (which may include pro-rata or graded vesting over such period) to be determined by the Board at the date of grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control of DTG. Any grant of Restricted Stock may specify management objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Such grant or sale will specify that, before the Restricted Stock will be earned and paid, the Board must certify that the management objectives have been satisfied.

It is not possible to determine the amount of Restricted Stock that may be granted in the future under the Plan because the grant of Restricted Stock is discretionary.

Restricted Stock Units

Under the Plan, the Board may authorize the granting or sale of Restricted Stock Units to Eligible Participants. A grant or sale of Restricted Stock Units constitutes an agreement by DTG to deliver Common Stock to the Eligible Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during a restriction period as the Board may specify. During the restriction period, the Eligible Participant has no right to transfer any rights under his or her award and no right to vote such Restricted Stock Units, but the Board may, at the date of grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Stock. A grant or sale of Restricted Stock Units made to an Eligible Participant who is (a) an officer or other key employee will be subject to a restriction period of not less than three (3) years (which may include pro-rata or graded vesting over such period), or (b) a non-employee director or not an officer or other key employee will be subject to a restriction period of at least six (6) months, as determined by the Board at the date of grant, except that the Board may provide for a shorter restriction period in the event of a Change in Control of DTG.

In February 2003, 25,929 Restricted Stock Units were granted under the Original Plan to non-employee directors which generally vested on December 31, 2003. In March 2004, 24,500 Restricted Stock Units were

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granted under the Original Plan to non-employee directors which vested on December 31, 2004. In May 2005, 24,500 Restricted Stock Units were granted under the Plan to non-employee directors which vested on December 31, 2005. In February 2006, 27,511 Restricted Stock Units were granted under the Plan to non-employee directors which vested on December 31, 2006. In February 2007, 21,610 Restricted Stock Units were granted under the Plan to non-employee directors which vested on December 31, 2007 (except for 1,100 of such Restricted Stock Units which vested on May 17, 2007). In March 2008, 22,301 Restricted Stock Units were granted under the Plan to non-employee directors which will vest on December 31, 2008 (except for 1,301 of such Restricted Stock Units which will vest on May 15, 2008). Based on elections made by the non-employee directors, of such 22,301 Restricted Stock Units, only 7,000 will settle in Shares of Common Stock and the remainder will settle in cash.

It is not possible to determine the amount of Restricted Stock Units that may be granted in the future under the Plan because the grant of Restricted Stock Units is discretionary.

Performance Shares and Performance Units

Under the Plan, the Board may authorize the granting of Performance Shares and Performance Units that will become payable to an Eligible Participant upon achievement of specified management objectives to meet within a specified period (the “Performance Period”). Further, on or before the date of grant, in connection with the establishment of management objectives, the Board may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the SEC. The Performance Period will be a period of time not less than six (6) months, except in the case of a Change in Control of DTG, if the Board shall so determine. A minimum level of acceptable achievement will also be established by the Board. If by the end of the Performance Period, the Eligible Participant has achieved the specified management objectives, the Eligible Participant will be deemed to have fully earned the Performance Shares or Performance Units. If the Eligible Participant has not achieved the management objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the Eligible Participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula.

The Plan requires that the Board establish “management objectives” for purposes of Performance Shares and Performance Units. When so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, other awards under the Plan or dividend credits may also specify management objectives. Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual Eligible Participant or subsidiary, division, department, region or function within the Company. Management objectives applicable to any award to an Eligible Participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in one or more of the following criteria: (a) earnings before interest and taxes, (b) earnings before interest, taxes, depreciation and amortization, (c) net income, (d) revenues, (e) earnings per share, (f) pre-tax profit, (g) pre-tax profit margin, (h) cash flow, (i) return on equity, (j) return on investment, (k) return on assets, (l) stock price, (m) total shareholder return, (n) economic value added, (o) performance against business plan, (p) customer service, (q) market share, (r) profit per vehicle, (s) employee satisfaction, (t) quality, and (u) vehicle utilization. If the Board determines that a change in the business, operations, corporate structure or capital structure of DTG, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) of the Code to DTG, the Board may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable. Any grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the management objectives have been satisfied.

On January 31, 2001, 167,572 Performance Shares earned for 1998, 1999 and 2000 were awarded as Common Stock under the Original Plan to certain Eligible Participants that were then employed by the Company. On February 14, 2003, 120,000 Performance Shares earned for 2002 were awarded as Common Stock under the Original Plan to certain Eligible Participants that were then employed by the Company. These Performance Shares vested in one-third installments on February 14, 2003, January 31, 2004 and January 31, 2005, respectively. In June 2006, 272,610 Performance Shares earned for the 2003-2005 performance period were awarded as Common Stock

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under the Original Plan to certain Eligible Participants that were then employed by the Company. In January 2007, 196,597 Performance Shares earned for the 2004-2006 performance period were awarded as Common Stock under the Original Plan to certain Eligible Participants that were then employed by the Company. In addition, in January 2007, 23,933 and 9,823 Performance Shares earned for the 2005-2007 performance period and 2006-2008 performance period, respectively, were awarded as Common Stock under the Plan to certain Eligible Participants pursuant to separation or retirement arrangements. In March 2008, 122,864 Performance Shares earned for the 2005-2007 performance period were awarded as Common Stock under the Plan to certain Eligible Participants that were then employed by the Company. In addition, in March 2008, 10,888 and 3,892 Performance Shares earned for the 2006-2008 performance period and the 2007-2009 performance period, respectively, were awarded as Common Stock under the Plan to certain Eligible Participants pursuant to separation or retirement arrangements.

In February 2006, 213,508 target Performance Shares were granted under the Plan to certain Eligible Participants. Such grants may be earned over a three year measurement period of January 1, 2006 to December 31, 2008 (the “2006-2008 Performance Period”). The number of Performance Shares ultimately earned by an Eligible Participant would be expected to range from zero to 200% of the Eligible Participant’s target award, depending on the level of the Company’s corporate performance over the 2006-2008 Performance Period against certain management objectives. The weighted management objectives to be used to determine the number of Performance Shares ultimately earned for the 2006-2008 Performance Period are (a) DTG’s total stockholder return performance against companies listed in the Russell 2000 during the 2006-2008 Performance Period, (b) increasing the Dollar “brand” and Thrifty “brand” market share (whether corporate or franchised) in the top 100 U.S. airports, and (c) achieving a target level of customer service as measured by an internal customer dissatisfaction index metric.

In February 2007, 148,360 target Performance Shares were granted under the Plan to certain Eligible Participants. Such grants may be earned over a three year measurement period of January 1, 2007 to December 31, 2009 (the “2007-2009 Performance Period”). The number of Performance Shares ultimately earned by an Eligible Participant would be expected to range from zero to 200% of the Eligible Participants target award, depending on the level of the Company’s corporate performance over the 2007-2009 Performance Period against certain management objectives. For additional information relating to these grants, see “Executive Compensation-Compensation Discussion and Analysis-Discussion of Elements of Compensation.”

In January and March 2008, 142,865 and 3,588 target Performance Units, respectively, were granted under the Plan to certain Eligible Participants. Such grants may be earned over a three year measurement period of January 1, 2008 to December 31, 2010 (the “2008-2010 Performance Period”). The number of Performance Units ultimately earned by an Eligible Participant would be expected to range from zero to 200% of the Eligible Participant’s target award, depending on the level of the Company’s corporate performance over the 2008-2010 Performance Period against certain management objectives. The management objectives to be used to determine the number of Performance Units ultimately earned for the 2008-2010 Performance Period are (a) DTG’s total stockholder return performance against companies listed in the Russell 2000 during the 2008-2010 Performance Period, and (b) maintaining customer retention as measured by an internal customer retention index. If the total stockholder return calculation results in a payout, then the award percentage for the total stockholder return award will be adjusted up or down by the award percentage for the customer retention award.

It is not possible to determine the amount of Performance Shares or Performance Units that may be granted in the future under the Plan because the grant of Performance Shares and Performance Units is discretionary.

Awards to Non-Employee Directors

Under the Plan, the Board may, in its discretion, authorize the granting or sale to non-employee directors of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under the Plan. Non-employee directors are not eligible to receive Performance Shares or Performance Units under the Plan. Each grant or sale of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards to non-employee directors will generally be upon terms and conditions as described herein.

Other Awards

Under the Plan, the Board may, subject to limitations under applicable law, grant to any Eligible Participant

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such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such Common Stock (including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or any other factors determined by the Board, and awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of specified subsidiaries of DTG or affiliates or other business units of DTG). The Board will determine the terms and conditions of these awards. Common Stock delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Board determines. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. The Board may also grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Board.

Restrictions on Awards Under Plan

Transferability

Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan is transferable by an Eligible Participant except upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights are exercisable during the Eligible Participant’s lifetime only by him or her or by his or her guardian or legal representative. The Board may specify at the date of grant that part or all of the Common Stock that is (a) to be issued or transferred by DTG upon exercise of Option Rights or Appreciation Rights, upon termination of the restriction period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Plan with respect to Restricted Stock, will be subject to further restrictions on transfer.

Adjustments

The number of Shares covered by outstanding awards under the Plan and, if applicable, the price per Share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of Shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the number of Shares available under the Plan and the other limitations contained in the Plan as the Board may determine appropriate to reflect any transaction or event described above.

Resale

Eligible Participants who are reporting persons reselling Shares of Common Stock acquired under the Plan may only resell (unless they are a party to a Rule 10b5-1 trading plan) during DTG-imposed window periods and only in compliance with the limitations of SEC Rule 144 (other than the holding period requirements which are not applicable because the Shares have been registered).

Incentive Option Rights

Pursuant to the Plan, the aggregate number of Shares of Common Stock actually issued or transferred by DTG upon the exercise of incentive Option Rights shall not exceed 1,500,000 Shares.

Option Rights

Pursuant to the Plan, in no event may an Eligible Participant during any calendar year be granted Option Rights in excess of 285,000 Shares of Common Stock.

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Appreciation Rights

Pursuant to the Plan, in no event may any Eligible Participant be granted Appreciation Rights for more than 285,000 Shares of Common Stock in any calendar year.

Performance Shares

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Performance Shares that specify management objectives in excess of 160,000 Shares of Common Stock.

Performance Units

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Performance Units that specify management objectives having an aggregate maximum value as of their respective dates of grant in excess of $7,100,000.

Restricted Stock

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Restricted Stock that specifies management objectives in excess of 80,000 Shares of Common Stock.

Restricted Stock Units

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Restricted Stock Units that specify management objectives in excess of 80,000 Shares of Common Stock.

Withholding Taxes

To the extent that DTG is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Eligible Participant or other person under the Plan, and the amounts available to DTG for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Eligible Participant or such other person make arrangements satisfactory to DTG for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

Compliance with Section 409A

The Plan is affected by Section 409A of the Code (“Section 409A”). Section 409A was enacted as part of the American Jobs Creation Act of 2004 and was effective on January 1, 2005. Section 409A provides rules governing deferred compensation. Awards granted in the future under the Plan will comply with the requirements of the final Section 409A regulations and related Internal Revenue Service (“IRS”) guidance. See also “Executive Compensation-Compensation Discussion and Analysis-Impact of Accounting and Tax Treatment on Compensation-Compliance with Section 409A” below.

Federal Income Tax Consequences

General

DTG believes that based on federal income tax laws in effect on January 1, 2008, the following are the federal income tax consequences generally arising with respect to awards granted under the Plan. The following summary provides only a general description of the application of federal income tax laws to the types of awards under the Plan, but does not address the effects of foreign, state and local tax laws.

Non-Qualified Option Rights

In general, (i) no income will be recognized by an Eligible Participant at the time a non-qualified Option

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Right is granted, (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the Eligible Participant in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise, and (iii) at the time of sale of Shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

Incentive Option Rights

No income generally will be recognized by an Eligible Participant upon the grant or exercise of an incentive Option Right. The exercise of an incentive Option Right, however, may result in alternative minimum tax liability. If Common Stock is issued to the Eligible Participant pursuant to the exercise of an incentive Option Right, and if no disqualifying disposition of such Shares is made by such Eligible Participant within two (2) years after the date of grant or within one (1) year after the transfer of such Shares to the Eligible Participant, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the Eligible Participant as a long-term capital gain and any loss sustained will be a long-term capital loss. If Common Stock acquired upon the exercise of an incentive Option Right is disposed of prior to the expiration of either holding period described above, the Eligible Participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares. Any further gain (or loss) realized by the Eligible Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights

No income will be recognized by an Eligible Participant in connection with the grant of a Tandem Appreciation Right or a Free-Standing Appreciation Right. When the Appreciation Right is exercised, the Eligible Participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received on the exercise.

Restricted Stock

The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the Eligible Participant for such Restricted Stock) at such time as the Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within thirty (30) days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares (determined without regard to such restrictions) over the purchase price, if any, of such Restricted Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that is subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the Eligible Participant.

Restricted Stock Units

No income generally will be recognized upon the award of Restricted Stock Units. The recipient of a Restricted Stock Unit award generally will be subject to tax at ordinary income rates on the cash or the fair market value of unrestricted Common Stock on the date that such cash or Shares are transferred to the Eligible Participant under the award (reduced by any amount paid by the Eligible Participant for such Restricted Stock Units), and the capital gain/loss holding period for such Shares will also commence on such date.

Performance Shares and Performance Units

No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash

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received and the fair market value of any unrestricted Common Stock received.

Tax Consequences to the Company

To the extent that an Eligible Participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration of Shares

On May 28, 1999, DTG filed a Registration Statement on Form S-8 to register 2,412,594 Shares of Common Stock authorized for issuance under the Original Plan. On November 28, 2000, DTG filed a Registration Statement on Form S-8 to register 2,400,000 Shares of Common Stock authorized for issuance under the Original Plan. On September 30, 2005, DTG filed a Registration Statement on Form S-8 to register 795,000 Shares of Common Stock authorized for issuance under the Plan. Upon stockholder approval of the Amendment, DTG will thereafter register the additional Shares issuable under the Plan with the SEC on Form S-8.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Certain Beneficial Owners

The following table sets forth certain information as of March 17, 2008 with respect to each person known by DTG to beneficially own more than 5% of the outstanding Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Franklin Resources, Inc. (2) Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, California 94403 Franklin Advisory Services, LLC One Parker Plaza, 9th Floor Fort Lee, New Jersey 07024	2,232,867	10.34%
T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	2,231,640	10.33%
Dimensional Fund Advisors LP (4) 1299 Ocean Avenue Santa Monica, California 90401	2,042,411	9.46%
MSD Capital, L.P. (5) MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, New York 10022	1,805,800	8.36%
Hound Partners, LLC (6) Hound Performance, LLC Jonathan Auerbach 101 Park Avenue, 48th Floor New York, New York 10178	1,082,303	5.01%

______________________

(1)	Based on 21,597,084 Shares outstanding as of March 17, 2008.

(2)

Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of ten percent (10%) of the outstanding common stock of Franklin Resources, Inc. (“FRI”). Franklin Advisory Services, LLC (“FAS”), an advisory subsidiary of FRI, has the sole power to vote or to direct the vote of 2,219,967 of the Shares and the sole power to dispose or to direct the disposition of all of the Shares. The Principal Shareholders, FRI and FAS, each disclaim beneficial ownership of the Shares.

(3)

The Shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the Shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as

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amended, Price Associates is deemed to be a beneficial owner of such Shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such Shares.

(4)	Dimensional Fund Advisors LP disclaims beneficial ownership of the Shares.

(5)	MSD SBI, L.P. (“SBI”) is the record and direct beneficial owner of the Shares and MSD Capital, L.P. is the general partner of SBI.

(6)

The Shares may be deemed to be beneficially owned by (a) Hound Performance, LLC, (b) Hound Partners, LLC, and (c) Jonathan Auerbach, the managing member of Hound Performance, LLC and Hound Partners, LLC. Each reporting person disclaims beneficial ownership in the Shares.

Directors, Director Nominees and Executive Officers

The following table sets forth certain information as of March 17, 2008, with respect to the number of Shares owned by (a) each director nominee of DTG, (b) Molly Shi Boren, a current director of DTG who will not stand for re-election at the Annual Meeting of Stockholders, (c) each named executive officer of DTG, and (d) all directors and named executive officers of DTG as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Molly Shi Boren	26,565 (3)	Less than 1%
Thomas P. Capo	38,495 (4)	Less than 1%
Maryann N. Keller	33,996 (5)	Less than 1%
The Hon. Edward C. Lumley	62,268 (6)	Less than 1%
Richard W. Neu	12,738 (7)	Less than 1%
Gary L. Paxton	258,023 (8)	1.2%
John C. Pope	61,810 (9)	Less than 1%
Edward L. Wax	65,748 (10)	Less than 1%
R. Scott Anderson	69,041 (11)	Less than 1%
Yves Boyer	48,244 (12)	Less than 1%
John J. Foley	116,741 (13)	Less than 1%
Steven B. Hildebrand	60,427 (14)	Less than 1%
All directors and executive officers as a group	854,096	3.95%

_______________________

(1)

The SEC deems a person to have beneficial ownership of all shares which such person has the right to acquire within sixty (60) days. Accordingly, Shares subject to options exercisable within sixty (60) days are included in this column.

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(2)	Based on 21,597,084 Shares outstanding as of March 17, 2008.

(3)	Consists of (a) 23,250 Shares subject to a deferral agreement between DTG and Ms. Boren, and (b) 3,315 Shares owned by Ms. Boren.

(4)	Consists of (i) 34,995 Shares subject to a deferral agreement between DTG and Mr. Capo, and (ii) 3,500 Restricted Stock Units that shall vest on December 31, 2008.

(5)	Consists entirely of 33,996 Shares subject to a deferral agreement between DTG and Ms. Keller.

(6)	Consists of (a) 42,268 Shares owned by Mr. Lumley, and (b) 20,000 Shares subject to options.

(7)	Consists of (i) 9,238 Shares subject to a deferral agreement between DTG and Mr. Neu, and (ii) 3,500 Restricted Stock Units that shall vest on December 31, 2008.

(8)

Consists of (a) 33,215 Shares owned by Mr. Paxton’s trust, (b) 140 Shares owned by Mr. Paxton’s spouse and father-in-law, (c) 101,258 Shares held in the Deferred Compensation Plan (hereinafter defined), (d) 210 Shares held in DTG’s 401(k) Plan, and (e) 123,200 Shares subject to options.

(9)	Consists of (a) 6,000 Shares owned by Mr. Pope, (b) 40,810 Shares subject to a deferral agreement between DTG and Mr. Pope, and (c) 15,000 Shares subject to options.

(10)	Consists of (a) 6,200 Shares owned by Mr. Wax, (b) 39,548 Shares subject to a deferral agreement between DTG and Mr. Wax, and (c) 20,000 Shares subject to options.

(11)	Consists of (a) 28,736 Shares owned by the trust of Mr. Anderson’s spouse, (b) 205 Shares held in DTG’s 401(k) Plan, and (c) 40,100 Shares subject to options.

(12)	Consists of (a) 8,173 Shares owned by Mr. Boyer, (b) 25,755 Shares held in the Deferred Compensation Plan, (c) 116 Shares held in DTG’s 401(k) Plan, and (d) 14,200 Shares subject to options.

(13)

Consists of (a) 27,184 Shares owned by the trust of Mr. Foley’s wife, (b) 855 Shares held in the Deferred Compensation Plan, (c) 6,000 Shares owned by Mr. Foley, (d) 202 Shares held in DTG’s 401(k) Plan, and (e) 82,500 Shares subject to options.

(14)	Consists of (a) 13,830 Shares owned by Mr. Hildebrand, (b) 197 Shares held in DTG’s 401(k) Plan, and (c) 46,400 Shares subject to options.

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INDEPENDENCE, MEETINGS, COMMITTEES AND

COMPENSATION OF THE BOARD OF DIRECTORS

Independence

The Board has determined that all of the director nominees, other than Chief Executive Officer Gary L. Paxton, who is an employee of DTG, are “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations. Specifically, the Board’s determinations of director independence were made in accordance with the categorical standards for director independence reflected in DTG’s Corporate Governance Policy adopted by the Board and located on DTG’s website (www.dtag.com) under the heading “Corporate Governance.”

Subsequent to such determination, on April 1, 2008, Richard W. Neu was elected the interim Chief Financial Officer of DTG. Mr. Neu will not be considered independent while serving as interim Chief Financial Officer.

As a part of its review of the independence of directors, the Board considered the relationship of DTG with BMO Nesbitt Burns, where The Honorable Edward C. Lumley serves as Vice Chairman. Since 1999, BMO Nesbitt Burns has structured the financing for DTG’s Canadian vehicles. BMO Nesbitt Burns was selected after a review of multiple financing proposals from other lenders. Mr. Lumley has no involvement with this financing and none of his compensation at BMO Nesbitt Burns relates to this program. In addition, Mr. Lumley is not in a management position at BMO Nesbitt Burns. The directors also considered the amounts of various fees and interest payable by DTG to BMO Nesbitt Burns. The Board then applied its categorical standards for independence and determined that DTG’s relationship with BMO Nesbitt Burns was in the ordinary course of business, and that because Mr. Lumley had no involvement in the financing, he would be treated as an independent director of DTG.

DTG has established policies and procedures for the review, approval, ratification or disapproval of related party transactions. Related parties include directors, director nominees, executive officers, beneficial owners of more than 5% of the Shares and their respective immediate family members. Transactions subject to review include any business or commercial transaction, arrangement or relationship. The Governance Committee of the Board receives information concerning and then approves or disapproves all related party transactions. The detailed policies and procedures are in writing and form a part of DTG’s corporate compliance policies.

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Meetings and Committees

The Board has established certain standing committees, which are comprised solely of independent directors, to consider designated matters. These committees of the Board are: the Governance Committee, the Audit Committee and the Human Resources and Compensation Committee. The Board annually selects from its members the members and chairman of each committee. The following table sets forth the number of Board and committee meetings (including teleconference meetings) held in 2007, the members of each committee and the chairman of each committee:

Director	Board	Governance	Audit	Human Resources and Compensation
Molly Shi Boren	X	X		X
Thomas P. Capo (1)	X	X	X	X
Maryann N. Keller (2)	X		X
The Hon. Edward C. Lumley (3)	X			X
Richard W. Neu (4)	X		X
Gary L. Paxton	X
John C. Pope (5)	X	X		X
John P. Tierney (6)	X		X
Edward L. Wax	X	X	X
Meetings Held in 2007	14	5	11	7

____________________

(1)	Mr. Capo is Chairman of the Board and is an ex-officio member of all Board committees.

(2)	Ms. Keller became the chairman of the Audit Committee effective April 1, 2008.

(3)	Mr. Lumley is the chairman of the Human Resources and Compensation Committee.

(4)	Mr. Neu was the previous chairman of the Audit Committee from May 17, 2007 through March 31, 2008. Effective April 1, 2008, he was elected the interim Chief Financial Officer of DTG.

(5)	Mr. Pope is the chairman of the Governance Committee.

(6)	Mr. Tierney was the previous chairman of the Audit Committee from January 6, 1998 through May 17, 2007, his date of retirement from the Board.

During the 2007 year, each director attended 75% or more of the total of all meetings held by the Board and the committees on which he or she served, and the average attendance level for all Board and committee meetings was approximately 96%.

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Effective March 31, 2008, the Board established a Finance Committee comprised of four directors, Thomas P. Capo (chairman), Maryann N. Keller, Richard W. Neu and John C. Pope.

As required by New York Stock Exchange rules and regulations, the Board has adopted DTG’s “Corporate Governance Policy” and charters for each of the Board committees. The Corporate Governance Policy and each charter are located on DTG’s website (www.dtag.com) under the heading “Corporate Governance.” DTG shall provide a copy of the Corporate Governance Policy and each charter to any stockholder upon request.

Also, as required by New York Stock Exchange rules and regulations, at each regularly scheduled meeting of the Board, the non-management directors of DTG meet in executive session without members of management present. These sessions are presided over by the independent Chairman of the Board, Thomas P. Capo.

Interested parties may communicate with the Chairman of the Board and with the independent directors in the manner described below under “Communications with Stockholders.”

Attendance at Annual Meetings of Stockholders

It is DTG policy that all directors should attend the Annual Meeting of Stockholders. All of the DTG directors attended the Annual Meeting of Stockholders held on May 17, 2007.

Governance Committee

Independence and Charter

The Governance Committee of the Board is as of the date of this Proxy Statement comprised of four independent directors, Molly Shi Boren, Thomas P. Capo (an ex-officio member), John C. Pope (chairman) and Edward L. Wax. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations.

The Governance Committee evaluates the organization, function and performance of the Board and its committees, the qualifications for director nominees and matters involving corporate governance. A more detailed description of the Governance Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading “Corporate Governance.”

Consideration and Evaluation of Director Nominees

The Governance Committee will consider director nominees recommended by stockholders. Director nominations by stockholders may be submitted at the times and in the manner described below under “Stockholder Proposals and Director Nominations for Next Annual Meeting.”

The Governance Committee believes that the following qualities or skills are necessary for DTG directors to possess and reviews the same when recommending to the Board nominees for election as directors:

1.	the nominee should be independent as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations;

2.	the nominee should have the ability to apply independent judgment to a business situation;

3.	the nominee should have the ability to represent broadly the interests of all of DTG’s stockholders and constituencies;

4.	the nominee must be free of any conflicts of interest which would interfere with the nominee’s loyalty to DTG and its stockholders;

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5.

the nominee should have practical or academic experience in business, economics, government or the sciences - and ideally fifteen (15) or more years of experience including management responsibilities; and

6.	the nominee should have the time to be an active member of the DTG Board, as well as a member of one or more Board committees.

Following the above criteria, the Governance Committee may identify and recommend to the Board qualified nominees for election as directors through various sources, including (a) members of the DTG Board, (b) stockholders, and (c) search firms (which may be paid a fee), as needed. There will be no difference in the manner in which the Governance Committee evaluates director nominees if the nominees are recommended by stockholders.

Audit Committee

Independence and Charter

The Audit Committee of the Board is as of the date of this Proxy Statement comprised of three independent directors, Thomas P. Capo (an ex-officio member), Maryann N. Keller (chairman) and Edward L. Wax. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations.

The Audit Committee appoints the Independent Auditors, reviews and approves their fees for audit and non-audit services, and reviews the scope and results of audits performed by the Independent Auditors and by DTG’s internal auditors. It also reviews corporate compliance matters and reviews the Company’s system of internal accounting controls, its significant accounting policies and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading “Corporate Governance.”

Audit Committee Financial Expert

The Board has determined that each of Thomas P. Capo and Maryann N. Keller is an “audit committee financial expert,” as defined by the SEC.

Human Resources and Compensation Committee

Independence and Charter

The Human Resources and Compensation Committee of the Board is currently comprised of four independent directors, Molly Shi Boren, Thomas P. Capo (an ex-officio member), Edward C. Lumley (chairman) and John C. Pope. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations.

The Human Resources and Compensation Committee makes recommendations to the Board regarding DTG’s executive compensation program, as well as generally reviewing the human resources area for the Company, including its management development and succession. As a part of its executive compensation function, it approves salaries, retirement benefits, incentive compensation awards and equity incentive grants for officers and senior executives, as well as corporate goals under performance based compensation plans. A more detailed description of the Human Resources and Compensation Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading “Corporate Governance.”

Processes and Procedures for Consideration and Determination of Executive and Director Compensation

The Human Resources and Compensation Committee annually reviews the performance of all officers. Executive officers also contribute to this review process. The Human Resources and Compensation Committee

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makes all decisions regarding cash and equity awards for all officers of the Company after consultation with the other independent directors. The Human Resources and Compensation Committee also reviews the performance and pay of the Chief Executive Officer and discusses its review with the Board. As part of all compensation reviews, the Human Resources and Compensation Committee uses data obtained by Towers Perrin, its independent compensation consultant.

The Human Resources and Compensation Committee also reviews the compensation for the Board and its committees. In recommending such compensation to the Board, the Human Resources and Compensation Committee utilizes comparable data furnished by Towers Perrin.

The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chairman with the assistance of DTG’s Chairman of the Board, Chief Executive Officer and Executive Vice President-Administration. Such meetings are regularly attended by the Chairman of the Board, the Chief Executive Officer and the Executive Vice President-Administration. At each meeting, the Human Resources and Compensation Committee also meets in executive session. The Chairman of the Human Resources and Compensation Committee reports the committee’s recommendations on executive compensation to the Board. Independent advisors and DTG’s human resources department support the Human Resources and Compensation Committee in its duties and such department may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Human Resources and Compensation Committee has authority under its charter to retain, approve fees for and terminate consulting firms as it deems necessary to assist in the fulfillment of its responsibilities.

Report of Audit Committee

Meetings With Management, Internal Auditors and Independent Auditors

The Audit Committee reviewed and discussed the audited financial statements and effectiveness of internal controls with management, internal auditors and the Independent Auditors of DTG, Deloitte & Touche LLP. Based on these discussions and its other work, the Audit Committee recommended that the Board include the audited consolidated financial statements in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Audit Committee also has met and held discussions with management, internal auditors and the Independent Auditors regarding various topics in addition to matters related to financial statements.

The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards (“SAS”) No. 114, The Auditor’s Communication with Those Charged with Governance.

In addition, Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the Audit Committee such firm’s independence.

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Responsibility

The Audit Committee is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing, maintaining and evaluating the effectiveness of internal controls and the Independent Auditors have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Independent Auditors included in their report on DTG’s financial statements.

THE AUDIT COMMITTEE

Richard W. Neu, Chairman

Thomas P. Capo, ex-officio

Maryann N. Keller

Edward L. Wax

March 24, 2008

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Compensation

Board Meeting Fees, Committee Meeting Fees and Retainers

In 2007, the independent directors were paid an annual board retainer of $35,000, payable in quarterly amounts of $8,750 exclusively in Common Stock. They were also paid an attendance fee of $1,000 for each meeting of the Board of Directors and $1,000 for each meeting of a Board committee (excluding members of the Audit Committee), in each case payable in cash or Common Stock, as desired by the director. Members of the Audit Committee were paid an annual attendance fee of $18,000, payable in quarterly installments of $4,500 in cash or Common Stock, as desired by the director.

In addition to the meeting fees described above, the Governance Committee chairman was paid an annual retainer of $5,000, payable in quarterly installments of $1,250 exclusively in Common Stock. The Human Resources and Compensation Committee chairman was paid an annual retainer of $7,500, payable in quarterly installments of $1,875 exclusively in Common Stock. The Audit Committee chairman was paid an annual retainer of $10,000, payable in quarterly installments of $2,500 exclusively in Common Stock.

All retainer fees described above will be paid in Common Stock until the director meets DTG’s stock ownership guidelines described elsewhere herein. Upon meeting the guidelines, retainer fees may be paid in cash or Common Stock, as desired by the director. Also, directors may elect in advance to defer their fees.

Mr. Capo is the Chairman of the Board of Directors. Service of an independent Chairman and separation of such role from the office of Chief Executive Officer is considered a corporate governance best practice. Mr. Capo’s compensation for services rendered as Chairman was $200,000 for the fiscal year ended December 31, 2007.

Restricted Stock Grants

In February 2007, each independent director was granted 2,930 Restricted Stock Units, except for Mr. Tierney who was granted 1,100 Restricted Stock Units because of his anticipated retirement from the Board without serving a full year. The Restricted Stock Units vested on December 31, 2007 (except for Mr. Tierney’s which vested on May 17, 2007).

Other

In 2007, DTG made available to each independent director the personal use of up to two vehicles while serving as a director of DTG, including routine maintenance, tags and insurance coverage. Effective January 1, 2008, this benefit was reduced to one vehicle. Rental cars are also furnished for short-term use for product and service evaluation. In the event of a change in control of DTG, ownership of the vehicle will be transferred to the director and the use of rental cars for product and service evaluation will continue. Upon retirement from the Board with five years or longer of service, a director shall be permitted to retain the vehicle until its scheduled turnback date and the use of rental cars for product and service evaluation will continue.

No Employee Director Compensation or Benefits

DTG does not pay compensation or provide benefits for service to any director solely in such capacity who is also an officer or employee of the Company.

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Director Compensation Table

The following table provides certain summary information concerning compensation of the directors for the fiscal year ended December 31, 2007:

2007 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(3)	Total ($) (h)
Molly Shi Boren	$ 61,000	$ 137,417	-0-	-0-	-0-	$ 28,266	$ 226,683
Thomas P. Capo	$ 279,000	$ 137,417	-0-	-0-	-0-	$ 18,620	$ 435,037
Maryann N. Keller	$ 66,000	$ 137,417	-0-	-0-	-0-	$ 26,321	$ 229,738
The Hon. Edward C. Lumley	$ 63,500	$ 137,417	-0-	-0-	-0-	$ 35,366	$ 236,283
Richard W. Neu	$ 73,194	$ 137,417	-0-	-0-	-0-	$ 18,779	$ 229,390
John C. Pope	$ 66,000	$ 137,417	-0-	-0-	-0-	$ 27,120	$ 230,537
John P. Tierney	$ 32,975	$ 51,590	-0-	-0-	-0-	$ 13,926	$ 98,491
Edward L. Wax	$ 72,000	$ 137,417	-0-	-0-	-0-	$ 23,000	$ 232,417

________________________

(1)

The amount shown in column (c) for each director reflects the value attributable to the Restricted Stock Unit awards in accordance with SFAS No. 123(R) (hereinafter defined), which awards vested on December 31, 2007 (except for 1,100 of such awards which vested on May 17, 2007). The amounts were calculated by multiplying the number of Restricted Stock Unit awards by the closing price per Share of $46.90 on the February 1, 2007 grant date.

(2)

Since May 2002, no director has been awarded Option Rights. The amount of outstanding Option Rights that are fully vested but not yet exercised are as follows: (a) Mr. Lumley (20,000), (b) Mr. Pope (15,000), and (c) Mr. Wax (20,000).

(3)

The amount shown in column (g) for each director reflects the value attributable to the personal use by each director of up to two Company vehicles, including routine maintenance, tags and insurance coverage. The value of a vehicle to the directors is determined by using its annual lease value. For a vehicle provided only part of the year, the annual lease value is prorated for the number of days of use.

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Stock Ownership Guidelines

The current stock ownership guidelines for independent directors of DTG are 20,000 Shares. Directors are generally given five years from commencing service on the Board to meet the stock ownership guidelines. All of the directors meet or exceed the applicable stock ownership guidelines.

Communications with Stockholders

Stockholders may send communications to the DTG Board that should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135. All such communications received by the Secretary will be forwarded to the Chairman of the Board and to the Chief Executive Officer. The Secretary and the Chairman of the Board will review the communications and determine whether or not it is appropriate to forward the communications to the Board or any director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Compensation Program

The Human Resources and Compensation Committee is guided by the following key objectives in determining the compensation of the Company’s executives (Staff Vice President levels and higher employees):

Competitive Pay

Compensation should reflect the competitive marketplace so that the Company can attract, retain and motivate high caliber executives. In constructing the various elements of total compensation, the Company generally targets base pay to be at or slightly below the market median, and incentive compensation to be at or slightly above the market median. These component objectives support the Company’s overall objective to establish a competitive executive compensation program where total compensation is within +/-15% of the market median on a program-wide basis.

Accountability for Business Performance

Compensation should be tied largely to overall Company financial and operating performance, so that executives are held accountable through their compensation for achievement of Company financial and operating results.

Accountability for Individual Performance

Compensation should also be tied to the individual’s performance to encourage and reflect individual contributions to the Company’s performance.

Alignment with Stockholder Interests

Compensation should reflect DTG’s Common Stock performance through equity-based incentives, such as Performance Shares, Performance Units and Option Rights, to align the interest of executives with those of DTG stockholders.

Compensation Program Design

DTG’s executive compensation program is designed to clearly and fairly relate pay to performance, with the objective of creating long-term stockholder value. DTG’s executive compensation program is also designed to match pay practices with corporate goals. Each year, DTG establishes cash incentive compensation plans and equity incentive compensation plans. At the end of each year, the Human Resources and Compensation Committee conducts a full review of the elements of compensation and compares those elements to DTG’s key objectives.

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Participants in Compensation Decisions

The following table identifies the various individuals and groups who participate in decision making for DTG’s executive compensation program and their duties in 2007 in connection with such participation.

Participant	Duties
Human Resources and Compensation Committee

•      Reviewed performance of the Chief Executive Officer, the other named executive officers and other select members of the executive group

•       Approved compensation of the Chief Executive Officer and discussed review with the Board

•       Made all decisions regarding cash and equity awards for executives after consultation with other independent directors

•      Consulted with and used data obtained by Towers Perrin, its independent compensation consultant, as a part of all compensation reviews

Chief Executive Officer	• With input from other senior executives, contributed to the review process of select members of the executive group
Towers Perrin

•       Worked directly for the Human Resources and Compensation Committee

•       Assisted in design of the compensation program

•       Conducted original compensation research and prepared reports

•       Reviewed all presentation materials developed by DTG management

•       Consulted with, asked questions of and provided comments to DTG management and the Human Resources and Compensation Committee regarding all compensation plans, presentations, proposed actions, documents and related materials

It should be noted that Tillinghast, a business unit of Towers Perrin, performs separate work for DTG in relation to the valuation of insurance reserves. This relationship and the work performed by Tillinghast is unrelated to the work performed by Towers Perrin at the request of the Human Resources and Compensation Committee. All Towers Perrin or Tillinghast work for DTG must be approved in advance by the Human Resources and Compensation Committee beginning in 2008.

Comparison Data or Benchmarking

The Company believes that it competes for executive talent against many different companies and such competition is not limited to the Company’s direct business competitors. The Company also believes that executive pay levels should reflect the size and scope of its operations. As such, the Company attempts to provide executive compensation levels that, at target, are competitive with the pay levels for comparable positions at companies with comparable revenues to the Company.

The Human Resources and Compensation Committee obtains data from Towers Perrin relating to competitive salaries, annual incentives, long-term incentives, retirement benefits and other compensation (including perquisites). In 2007, the primary source of compensation comparisons was a database of general industry pay

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information matched to similar DTG jobs and adjusted for revenue size. This broad database matches the labor market that DTG competes in and allows for robust comparisons for the majority of executive positions at DTG. Discussions of comparisons to market information and graphic displays in this report are developed using information derived from this database. In addition to this database, Towers Perrin has included in its report information for the Chief Executive Officer and certain other named executive officer positions as compared to: (a) information on the two rental car companies that was publicly available, and (b) information on ten companies in the same Global Industry Classification Standard Code as DTG. This information was developed at the request of the Human Resources and Compensation Committee due to the frequent use and comparisons of the information noted in (a) and (b) above by stockholder investment services. These sources of information provide the Human Resources and Compensation Committee with additional points of reference. Towers Perrin compiled all of the comparison data and prepared a report for the Human Resources and Compensation Committee. Management and the Human Resources and Compensation Committee reviewed the report with Towers Perrin. The Human Resources and Compensation Committee then discussed and considered the report when making compensation decisions in 2007, along with other relevant facts and circumstances, including among others internal equity, individual performance, individual job responsibilities and tenure.

General Information Regarding Elements of Compensation

DTG’s executive compensation objectives are achieved through five elements: base salary, cash incentive compensation, long-term incentive compensation, retirement benefits and other compensation (including perquisites). During 2007, DTG used these elements of compensation to create an overall executive compensation program that combines traditional base salary with short-term incentives in the form of cash incentive compensation together with long-term incentives in the form of Performance Shares. Prior to 2002, DTG’s long-term incentive compensation was primarily in the form of Option Rights. Since 2002, DTG has only used Performance Shares for long-term incentive compensation. DTG believes the use of Performance Shares and Option Rights aligns the long-term interests of executives with the long-term interests of stockholders.

The graphs below, which are based on data from the report prepared by Towers Perrin, show an overall comparison for the Chief Executive Officer and all executives excluding the Chief Executive Officer, each compared to a database of general industry pay information matched to similar DTG jobs and adjusted for revenue size. Target total direct compensation is a combination of base salary, cash incentive compensation and long-term incentive compensation as shown in the graphs below. The total direct compensation is within the +/-15% objective set by the Human Resources and Compensation Committee for the compensation of the Chief Executive Officer and all executives excluding the Chief Executive Officer.

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DTG’s compensation goal is to have competitive pay that is slightly below market in terms of base salary and slightly above market in terms of incentive compensation (cash and long-term) or at risk pay. The graphs below, which are based on data from the report prepared by Towers Perrin, show the comparison of DTG’s compensation elements of base salary (fixed), cash incentive compensation (short-term variable) and long-term incentive compensation (long-term variable) compared to market information (which includes time-vested restricted stock as an element of fixed compensation) for each of the Chief Executive Officer and all executives excluding the Chief Executive Officer.

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The graphs above demonstrate that DTG has achieved its goal of having more compensation at risk and tied to individual or Company performance than the market as a whole. The Chief Executive Officer should and does have the highest percentage of compensation at risk and tied to performance targets.

The following table summarizes each of the compensation elements, the recipients of each element and the key objectives achieved through each element. A more detailed description of each element of compensation is provided under “Discussion of Elements of Compensation” below.

Element	Description	Recipients	Objectives Achieved
Base Salary	• Annual cash compensation for services rendered during the fiscal year	• Executives • Other employees	• Competitive pay • Retention
Cash Incentive Compensation	• Performance based compensation awards for achievement of corporate financial objectives and individual performance considerations during the past year	• Executives • Middle management • Field • Other employees’ profit sharing

•   Value-sharing with executives and other employees in the Company’s pretax profits

•   Competitive pay

•   Accountability for business performance

•   Accountability for individual performance

•   Alignment with stockholders’ interests

Long-Term Incentive Compensation	• Equity based incentives such as Option Rights, Restricted Stock Units and Performance Shares and other equity awards provided pursuant to the Plan	• Executives	• Accountability for business performance • Alignment with stockholders’ interests

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Supplemental Retirement Benefits (Deferred Compensation Plan, Retirement Plan and KEYSOP)

•   Deferred Compensation Plan provides for elective deferrals of compensation and Company may make contributions in addition to the elective deferrals

•   Retirement Plan provides retirement income and Company may make contributions

•   Single non-qualified trust established under Deferred Compensation Plan and Retirement Plan to provide source of payment for benefits

•   KEYSOP provided elective deferrals of compensation

•   Trust established under KEYSOP to hold deferrals of compensation

		• Executives	• Competitive pay • Retention
Other	• Financial counseling services • Supplemental executive life insurance • Supplemental medical and long-term disability premiums • Car usage	• Chief Executive Officer and other named executive officers participate in all plans • Remainder of executive group participate in all or some of the plans	• Competitive Pay

Discussion of Elements of Compensation

Base Salary

The base salaries for all executives were established by the Human Resources and Compensation Committee by matching positions at the Company to comparable positions from data obtained by Towers Perrin. Base salaries may vary from comparable positions depending on factors such as responsibility, current performance and tenure.

During 2006, a position by position review was performed by Towers Perrin and provided to the Human Resources and Compensation Committee. Based upon a review of the incumbent’s responsibilities, performance and pay relative to market, some executives did receive an increase in their 2007 base salary. The base salary for Gary L. Paxton, the Chief Executive Officer, was increased to $700,000 in 2007 from $654,387 in 2006 and was approved by the Human Resources and Compensation Committee in February 2007. This review did not result in base salary increases for the other named executive officers.

Cash Incentive Compensation

In 2007, DTG established a discretionary compensation pool equal to 12.75% of pretax profit with a minimum profit margin requirement of 4.00% and no maximum on the size of the pool. A portion of that pool equal to 3.50% of pretax profit was established for executives, which includes the named executive officers. The remainder of the pool was established for frontline managers and for all other eligible employees through their participation in profit sharing. This 12.75% level has been used since 2002 and DTG believes it remains a competitive level. In addition, this level was also determined to approximate the value of the cash incentive target compensation levels DTG was seeking.

While profitable Company performance is sufficient for establishment of the cash incentive compensation pool, the actual compensation awards for executives are at the discretion of and subject to adjustment by the Human Resources and Compensation Committee. The incentive compensation pool is allocated to executive participants based on individual target award levels, subject to adjustment based on individual performance. These target award levels differ by participant and by the responsibilities of the positions held by each such participant. In addition, each annual incentive compensation plan includes a mechanism for recovery of awards where a participant engages in certain detrimental activities, including competing with DTG, solicitation of employees for other employment, disclosure of confidential information, activity that results in termination for cause, any conduct determined to be harmful to the Company or conduct that causes the need for restatement of any financial statements or financial results of DTG.

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The Company had a 2007 pretax profit margin of 2.94% which did not meet the minimum pretax profit margin of 4.00% to establish the pool. Therefore, the Chief Executive Officer, the other named executive officers and other executive officers did not receive cash incentive compensation.

Long-Term Incentive Compensation

DTG’s long-term incentive compensation is provided through the Plan. The Plan is intended to primarily provide equity-based incentives to executives of the Company that serve to align their interests with those of stockholders. DTG adopted the Plan to encourage participants to focus on long-term Company performance and to provide an opportunity for executive officers and certain designated key employees to increase their stake in the Company through grants of Performance Shares. The performance metrics under the Performance Share grant agreements match certain of the Company’s key corporate goals in the areas of stockholder return, market share growth and customer service. In addition, the Performance Share grant agreements contain the same mechanism as in the annual incentive compensation plan regarding recovery of all awards where a participant engages in certain detrimental activities. The purpose of the Plan is also to attract and retain independent directors and to provide compensation in the form of stock to align their interests with stockholders. The various types of awards under the Plan and the description of the Plan are discussed earlier in this Proxy Statement. See “Additional Information for Share Addition Proposal” above.

In 2007, the value of DTG’s long-term target incentive compensation at the time of grant was, on an overall basis, 4% above the market median. This is consistent with DTG’s goal to have long-term incentive compensation or at risk pay at or slightly above the market median.

In April 2004, 280,058 target Performance Shares were granted under the Original Plan to executives of the Company. Such grants may be earned over the three year measurement period of January 1, 2004 to December 31, 2006 (the “2004-2006 Performance Period”) based on certain management objectives. The weighted management objectives used to determine the number of Performance Shares ultimately earned for the 2004-2006 Performance Period were (i) a certain percentage increase of the cumulative Dollar “brand” and Thrifty “brand” market share (whether corporate or franchised) in the top 100 U.S. airports, and (ii) DTG’s total stockholder return performance relative to companies listed in the Russell 2000 during the 2004-2006 Performance Period. In January 2007, the Human Resources and Compensation Committee approved the issuance of 196,597 Performance Shares for the 2004-2006 Performance Period. As shown in the table below, such issuance represented a payout of 74.6% of target Performance Shares granted to executives employed for the full 2004-2006 Performance Period. DTG’s total stockholder return for the 2004-2006 Performance Period was 77.6% compared to the median peer group of 39%.

Performance Metric	Target Payout	Actual Payout
Market Share Increase - 4% annual growth	50%	0%
Total Stockholder Return - 50th percentile to Russell 2000 Companies	50%	74.6%

In February 2007, 148,360 target Performance Shares were granted under the Plan to executives of the Company that may be earned over the 2007-2009 Performance Period. By comparison, in May 2005, 248,432 target Performance Shares were granted under the Plan and in February 2006, 213,508 target Performance Shares were granted under the Plan. The 2007 target Performance Share grants were reduced from grants in 2006 due to fewer participants (35 v 41) and a then higher underlying price of the Common Stock. In addition, the Human Resources and Compensation Committee considered the 2007 Performance Share grant levels for each executive and where some positions were showing total direct compensation significantly above or below their market benchmark, and where the scope of the individual responsibilities was determined to be significant, adjustments were then made to the 2007 Performance Share grant levels. The number of Performance Shares ultimately earned

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by an executive would be expected to range from zero to 200% of the executive’s target award, depending on the level of the Company’s corporate performance over the 2007-2009 Performance Period against certain management objectives. The number of target Performance Shares granted to the Chief Executive Officer and the other named executive officers for 2007 and 2006 is as follows:

Name	2007	2006
Gary L. Paxton	47,500	56,460
Steven B. Hildebrand	12,900	16,929
R. Scott Anderson	10,200	13,365
John J. Foley	10,200	13,365
Yves Boyer	5,400	7,128

The weighted management objectives used to determine the number of Performance Shares ultimately earned for the 2007-2009 Performance Period are (a) DTG’s total stockholder return performance against companies listed in the Russell 2000 during the 2007-2009 Performance Period, (b) increasing non-airport revenue, (c) maintaining market share at the top 100 U.S. airports, (d) achieving a target level of customer service as measured by an internal customer dissatisfaction index metric, and (e) increasing customer retention as measured by an internal customer retention index metric. The following table describes the weighted management objectives and the rationale for using these objectives for the 2007-2009 Performance Period:

Performance Metric	Target Payout	Rationale
Total Stockholder Return - stock price growth equal to 50th percentile of Russell 2000 Companies	50%	Requires DTG stockholder value to be equal to or better than market performance
Non-Airport Revenue - 50% growth over three years	10%	Stretch goal to increase new business segments
Market Share - maintain share over three years	20%	Directly reflects the competitive environment
Customer Service - maintain customer service over three years	10%	Maintain a standard of less than five complaints per 1,000 customers
Customer Retention - increase customers “very likely” to rent by 15%	10%	One standard deviation improvement over prior year

Supplemental Retirement Benefits

In December 1994, Pentastar Transportation Group, Inc., predecessor to DTG, adopted a deferred compensation plan (the “Deferred Compensation Plan”) to provide a means by which executives of the Company may elect to defer receipt of specified percentages or amounts of their compensation, and to encourage such employees to remain employed by the Company. The Company may (but is not required to) make contributions to the Deferred Compensation Plan in addition to elective deferrals of compensation by executives. The Deferred Compensation Plan currently covers 30 employees of the Company.

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DTG adopted a retirement plan in December 1998 (the “Retirement Plan”) to provide a means by which the Company can provide retirement income to executives to encourage them to remain employed by the Company. The Company may (but is not required to) make contributions to the Retirement Plan. The Retirement Plan currently covers 25 employees of the Company, but was discontinued for any new executives beginning in December 2004. Any such new executives will instead receive a higher level of Company contributions to the Deferred Compensation Plan.

DTG has established a single non-qualified trust to provide a source of payment for benefits under the Deferred Compensation Plan and the Retirement Plan.

Effective June 1, 2002, DTG adopted an executive option plan (the “KEYSOP”). The KEYSOP is a nonqualified deferred compensation plan and provides a means by which executives of DTG may elect to defer receipt of specified percentages or amounts of their compensation in exchange for mutual fund options. DTG has never made contributions to the KEYSOP. DTG established a trust to hold the shares that are subject to purchase through the exercise of the mutual fund options. The KEYSOP has been amended to eliminate deferrals of compensation into the KEYSOP after December 31, 2004. The remaining mutual fund options can be exercised at any time by the executive but no later than 15 years from the grant date.

During 2007, DTG made contributions to the Deferred Compensation Plan for each executive. Contributions ranged initially from 1% to 3% of base salary and cash incentive compensation, and when the executives reached contribution limits under DTG’s 401(k) plan, such contribution levels were increased to range from 5% to 7%. This maintains a comparable retirement contribution similar to DTG’s 401(k) plan after IRS imposed limits have been exceeded.

During 2007, DTG made contributions to the Retirement Plan for the benefit of each executive continuing under such plan. This plan is funded for up to 20 years of service to the Company, or until the executive reaches age 61, whichever occurs first. However, the Human Resources and Compensation Committee has discretion to continue contributions beyond such period. The plan is generally intended to provide replacement income for a period of 20 years to a retired executive at 50% of his or her average last five years’ base salary at age 61. In 2007, DTG contributed $0.7 million to the Chief Executive Officer and the other named executive officers, and $1.1 million to the remaining 20 executives.

For employees becoming executives after December 2004, and in lieu of participation in the Retirement Plan, such executives receive contributions to the Deferred Compensation Plan for their benefit equal to 9% of base salary and cash incentive compensation, and when the executives reach contribution limits under DTG’s 401(k) plan, such contribution level is increased to 15%.

The review by Towers Perrin of DTG’s supplemental retirement benefits pointed to a general plan design and target value of the plan that was consistent with the average market values and targets for this form of compensation.

Other

DTG has historically provided executives with perquisites and other personal benefits that DTG and the Human Resources and Compensation Committee believe are generally reasonable and consistent with DTG’s overall compensation program to better enable it to attract and retain superior employees for key positions. In 2006, Towers Perrin’s review of DTG’s total executive compensation pointed to a market trend reducing perquisites in general, but retaining those perquisites focused largely on wealth building services such as financial counseling services and supplemental executive life insurance. In 2006 and 2007, DTG took actions to reduce the value of a number of perquisites. Further, in 2007, DTG reduced the car usage perquisite from two vehicles to one vehicle for most executives, including the Chief Executive Officer and the other named executive officers, which became effective January 1, 2008. As a result of these actions, the perquisites remaining are financial counseling services, supplemental executive life insurance, supplemental medical and long-term disability premiums and car usage.

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Change in Control Payments

In April 2004, DTG entered into a change in control agreement with Mr. Paxton and also amended and restated its existing change in control plan for other executive officers. The agreement and plan are designed to promote stability and continuity of executives in the event of a transition in corporate control. Information regarding applicable payments under such agreement and plan for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control.”

Impact of Accounting and Tax Treatment on Compensation

Accounting Treatment

The Human Resources and Compensation Committee is aware of the accounting treatment accorded to DTG’s compensation program. However, the treatment has not been a significant factor in such compensation program or in the decisions of the Human Resources and Compensation Committee concerning the amount or type of compensation.

Section 162(m) of the Internal Revenue Code

Pursuant to Section 162(m) of the Code, publicly-held corporations are prohibited from deducting compensation paid to the named executive officers, as of the end of the fiscal year, in excess of $1 million, unless the compensation is “performance-based.” It is the Human Resources and Compensation Committee’s policy that the long-term incentive compensation paid to executive officers qualifies for deductibility to the extent not inconsistent with DTG’s fundamental compensation policies. In furtherance of this policy, the stockholders approved the Plan to satisfy Code Section 162(m)’s performance-based compensation requirements.

Compliance with Section 409A

The Deferred Compensation Plan, the Retirement Plan, the KEYSOP and awards that may be granted under the Plan are all affected by Section 409A. For amounts deferred after 2004, the Deferred Compensation Plan and the Retirement Plan are each being operated in good faith compliance with the provisions of Section 409A, the final Section 409A regulations issued in 2007 and related IRS guidance. The Deferred Compensation Plan and the Retirement Plan were each amended in 2005 and 2007 in reliance on certain Section 409A transition relief rules issued by the IRS. These two plans will be amended in the future as required to comply with the final regulations and related IRS guidance. Awards granted in the future under the Plan will comply with the requirements of the final regulations and related IRS guidance. The KEYSOP is also being operated in good faith compliance with the provisions of Section 409A, the final regulations and related IRS guidance. The KEYSOP was amended on December 1, 2005 (effective as of January 1, 2005), to provide that no grant of options shall be made under the KEYSOP after December 31, 2004 and that the KEYSOP would continue to be “frozen” after that date. See also “Additional Information for Share Addition Proposal-Restrictions on Awards Under Plan-Compliance with Section 409A” above.

Stock Ownership Guidelines

DTG maintains stock ownership guidelines to more closely align the interests of executives with those of stockholders ranging from one half of annual base salary for the most junior executives to five times annual base salary for the chief executive officer if also serving as a director. The table below outlines the ownership levels for the named executive officers as of March 17, 2008 other than Messrs. Boyer and Hildebrand who each retired on December 31, 2007 and March 31, 2008, respectively, and therefore are not subject to such stock ownership guidelines:

Name	Ownership Target	Time to Attain	Attainment
Gary L. Paxton	126,354	October 2008	107%

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John J. Foley	39,890	December 2012	84%
R. Scott Anderson	26,581	December 2007	109%

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND

COMPENSATION COMMITTEE

The Hon. Edward C. Lumley, Chairman

Molly Shi Boren

Thomas P. Capo, ex officio

John C. Pope

March 11, 2008

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Summary Compensation Table

The following table provides certain summary information concerning compensation of DTG’s Chief Executive Officer and each of the other named executive officers of DTG for the fiscal year ended December 31, 2007.

The Company has not entered into any employment agreements with the Chief Executive Officer or any of the other named executive officers.

The named executive officers did not receive payments which would be characterized as “Bonus” payments with respect to the fiscal year ended December 31, 2007.

Based on the fair value of equity awards granted to named executive officers in 2007 and the base salary of the named executive officers, salary accounted for approximately 29% of the total compensation, long-term incentive compensation accounted for approximately 52% of the total compensation and other compensation accounted for approximately 19% of the total compensation. Annual incentive compensation was not paid to the named executive officers with respect to 2007. Because the following table reflects the value of certain equity awards based on value determined under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”) rather than fair value, these percentages cannot be derived using the amounts reflected in the following table. Severance costs have been excluded in determining these percentages.

Mr. Boyer retired from DTG effective December 31, 2007. The amount listed below in column (i) for Mr. Boyer includes amounts paid pursuant to the retirement arrangement between DTG and Mr. Boyer. Mr. Hildebrand retired from DTG effective March 31, 2008.

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2007 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(2)(3)	Total ($) (j)
Gary L. Paxton, Chief Executive Officer and President	2007 2006	695,017 650,891	-0- -0-	2,287,712 2,452,407	-0- -0-	-0- 638,107	-0- -0-	560,097 513,162	3,542,826 4,254,567
Steven B. Hildebrand, Retired Senior Executive Vice President and Chief Financial Officer (4)	2007 2006	379,461 373,541	-0- -0-	641,705 871,650	-0- -0-	-0- 268,917	-0- -0-	160,351 154,900	1,181,517 1,669,008
R. Scott Anderson, Senior Executive Vice President	2007 2006	368,149 362,229	-0- -0-	506,808 690,451	-0- -0-	-0- 243,899	-0- -0-	201,943 158,601	1,076,900 1,455,180
John J. Foley, Senior Executive Vice President	2007 2006	368,320 362,400	-0- -0-	506,808 686,718	-0- -0-	-0- 243,899	-0- -0-	159,843 155,182	1,034,971 1,448,199
Yves Boyer, Retired Executive Vice President (5)	2007 2006	309,696 304,307	-0- -0-	333,810 400,914	-0- -0-	-0- 175,267	-0- -0-	465,842 (6) 137,517	1,109,348 1,018,005

________________________

(1)

The amount shown in column (e) for each named executive officer reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007. This is in accordance with SFAS No. 123(R) of awards pursuant to the Plan. This amount includes grants made in and prior to 2007. The value used is $36.95 per Share for Performance Shares relating to the 2005 grant (except the value used for Mr. Paxton is $34.45 per Share because the grant to Mr. Paxton was communicated to him at the Human Resources and Compensation Committee meeting and his award was priced on the date of communication), $45.80 per Share (which is a blended rate of $38.76 per Share and $52.84 per Share for the market condition portion and the performance portion, respectively) for Performance Shares relating to the 2006 grant, and $56.60 per Share (which is a blended rate of $46.90 per Share and $66.30 per Share for the market condition portion and the performance portion, respectively) for Performance Shares relating to the 2007 grant.

(2)

The amount shown in column (i) for each named executive officer reflects: (a) the Company’s contribution to the 401(k) Plan, (b) the Company’s contributions to the Deferred Compensation Plan, and (c) the Company’s contributions to the Retirement Plan. The Company’s contributions to the 401(k) Plan for each named executive officer was $13,500. The Company’s contributions to the Deferred Compensation Plan for Messrs. Paxton, Hildebrand, Anderson, Foley and Boyer is as follows: (a) Mr. Paxton ($84,319), (b)

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Mr. Hildebrand ($36,387), (c) Mr. Anderson ($82,623), (d) Mr. Foley ($33,855), and (e) Mr. Boyer ($24,947). The Company’s contributions to the Retirement Plan for Messrs. Paxton, Hildebrand, Anderson, Foley and Boyer is as follows: (a) Mr. Paxton ($432,047), (b) Mr. Hildebrand ($78,790), (c) Mr. Anderson ($71,766), (d) Mr. Foley ($75,916), and (e) Mr. Boyer ($70,077).

(3)

The amount shown in column (i) for each named executive officer also reflects: (a) imputed income and allowance related to Company cars and expenses related thereto, (b) financial counseling services, (c) supplemental executive life insurance, and (d) supplementary medical and long-term disability insurance premiums. The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named executive officer.

(4)	Effective March 31, 2008, Mr. Hildebrand retired as an employee of DTG and resigned as Senior Executive Vice President and Chief Financial Officer of DTG.

(5)	Effective December 31, 2007, Mr. Boyer retired as an employee of DTG and resigned as Executive Vice President of DTG.

(6)	In connection with Mr. Boyer’s retirement, he received a retirement compensation package totaling $325,038 which is included in the amount shown in column (i).

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Grants of Plan-Based Awards

The following table provides certain summary information concerning grants of plan-based awards of DTG’s Chief Executive Officer and each of the other named executive officers for the fiscal year ended December 31, 2007.

The Company’s non-equity incentive plan or the “2007 incentive compensation plan” is a cash incentive compensation plan whereby a discretionary compensation pool is established. The named executive officers are in the “Executives” class of eligible employees which comprises 3.50% towards the overall 12.75% of pretax profit pool. The Company set a minimum pretax profit margin of 4.00% that must be met in order to establish the pool. The pool is allocated based on established target levels and the Human Resources and Compensation Committee has the discretion, along with input from management, to adjust the award based on individual performance. There is no maximum limitation on the award payment, meaning the greater DTG’s pretax profit, the greater the award payment.

Under the Plan, grants of target Performance Shares are made at the beginning of a three year performance period. These target Performance Shares are adjusted at the end of the performance period based on meeting certain management objectives. The payout of these Performance Shares can range from zero to 200% of the executive’s target Performance Shares.

2007 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l) (2)
Gary L. Paxton	2/1/2007	-0-	700,000	----------	0	47,500	95,000	0	0	-0-	2,688,500
Steven B. Hildebrand	2/1/2007	-0-	284,596	----------	0	12,900	25,800	0	0	-0-	730,140
R. Scott Anderson	2/1/2007	-0-	257,704	----------	0	10,200	20,400	0	0	-0-	577,320
John J. Foley	2/1/2007	-0-	257,824	----------	0	10,200	20,400	0	0	-0-	577,320
Yves Boyer	2/1/2007	-0-	185,818	----------	0	5,400	10,800	-0-	0	-0-	305,640

________________________

(1)

The amount shown in column (d) for each named executive officer reflects: (a) 100% of base salary (Mr. Paxton), (b) 75% of base salary (Mr. Hildebrand), (c) 70% of base salary (Messrs. Anderson and Foley), and (d) 60% of base salary (Mr. Boyer). There is no maximum limitation on the award payment for column (e). However, the Company had a 2007 pretax profit margin of 2.94% which did not meet the minimum pretax profit margin set by the Company to establish the pool. Therefore, no payments were made under the 2007 incentive compensation plan and column (g) of the Summary Compensation Table shows “-0-” for each named executive officer.

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(2)

The amount shown in column (l) for each named executive officer relates to the grant of Performance Shares on February 1, 2007 valued under SFAS No. 123(R). These amounts differ from the amounts shown in column (e) of the Summary Compensation Table which relate to financial statement expense recognized under three separate Performance Share plans, including the February 1, 2007 grants reflected in the table above.

Outstanding Equity Awards

The following table provides certain summary information concerning the outstanding equity awards of DTG’s Chief Executive Officer and each of the other named executive officers of DTG for the fiscal year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b) (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Gary L. Paxton	39,300	0	0	11.4500	11/18/2011
	39,300	0	0	19.3750	9/27/2010
	28,000	0	0	19.1875	9/22/2009
	16,600	0	0	10.5000	9/24/2008
						0	-0-	177,142	4,194,723
Steven B. Hildebrand	28,200	0	0	19.3750	9/27/2010
	18,200	0	0	19.1875	9/22/2009
						0	-0-	48,829	1,156,271
R. Scott Anderson	25,800	0	0	19.3750	9/27/2010
	14,300	0	0	19.1875	9/22/2009
						0	-0-	38,565	913,219
John J. Foley	25,400	0	0	11.4500	11/18/2011
	24,800	0	0	19.3750	9/27/2010
	15,300	0	0	19.1875	9/22/2009
	17,000	0	0	10.5000	9/24/2008
						0	-0-	38,565	913,219
Yves Boyer	14,200	0	0	19.3750	9/27/2010
						0	-0-	20,528	486,103

_____________________

(1)

All non-qualified Option Rights listed in column (b) are fully vested. These non-qualified Option Rights vested equally over three years from the date of their grant and expire at the end of ten years from the grant date.

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(2)

Performance Shares granted to executives may be earned over a three year measurement period (the “Performance Period”) and are subject to adjustment based on performance against certain management objectives. The Performance Shares vest immediately upon approval by the Human Resources and Compensation Committee following completion of the Performance Period. Target Performance Shares granted in 2005 were adjusted and paid at 57% of target (although represented at 100% of target in the table above because not vested) on March 4, 2008 based on the performance during the three year period from 2005 through 2007. Target Performance Shares granted in 2006 will be adjusted and paid in 2009 based on performance during the three year period from 2006 through 2008. Target Performance Shares granted in 2007 will be adjusted and paid in 2010 based on performance during the three year period from 2007 through 2009.

Option Exercises and Stock Vested

The following table provides certain summary information concerning the exercise of non-qualified Option Rights and vesting of Performance Share awards made under the Plan for DTG’s Chief Executive Officer and each of the other named executive officers of DTG for the fiscal year ended December 31, 2007.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e) (1)
Gary L. Paxton	0	0	27,466	1,294,473
Steven B. Hildebrand	0	0	16,785	791,077
R. Scott Anderson	0	0	12,764	601,567
John J. Foley	5,000	42,250	12,869	606,516
Yves Boyer	2,000	56,426	8,613	405,931

____________________________

(1)

Each named executive officer elected to defer receipt of their Performance Shares payable under the Plan. The entire amount of Performance Shares shown in column (e) was deferred by each named executive officer.

Nonqualified Deferred Compensation

The following table provides certain summary information concerning nonqualified deferred compensation of DTG’s Chief Executive Officer and each of the other named executive officers of DTG during the fiscal year ended December 31, 2007, except that column (f) reflects cumulative or multi-year contributions and earnings to and under the Deferred Compensation Plan and the Retirement Plan since the executive has participated in such plans.

Certain executives including named executive officers, may defer salary, cash incentive compensation awards and Performance Share awards into the Deferred Compensation Plan. Any contributions made by the Company into the Retirement Plan are deferred into a trust. Deferral elections relating to salary are made by executives in December of each year for salary to be earned in the following year. Deferral elections relating to cash incentive compensation awards and Performance Share awards are made by executives in June of each year for the

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cash incentive compensation and Performance Shares to be awarded relating to performance during that year. Each executive may elect in the deferral agreement the time the deferred amounts are to be paid (i.e., separation from the Company or a certain specified date) and whether the amounts are to be paid in installments or a lump sum. In addition, the executive may elect on the deferral form that in the event of a change in control of DTG, the balance of the executive’s Deferred Compensation Plan account be distributed to the executive (or designated beneficiary) in lump sum form, subject to the discretion of the Board and in accordance with the terms of the Deferred Compensation Plan.

2007 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c) (2)	Aggregate Earnings in Last FY ($) (d) (3)	Aggregate Withdrawals/ Distributions ($) (e) (4)	Aggregate Balance at Last FYE ($) (f)
Gary L. Paxton	1,294,473	516,366	(1,986,222)	2,628,126	4,001,389
Steven B. Hildebrand	791,077	115,177	(1,156,920)	1,884,165	2,331,540
R. Scott Anderson	601,567	155,381	(767,005)	859,271	1,351,450
John J. Foley	606,516	109,771	(726,334)	1,549,894	1,549,383
Yves Boyer	436,901	95,024	(549,235)	1,173,474	1,040,951

___________________________

(1)

Except for Mr. Boyer, the amount shown in column (b) for each named executive officer is not reported as compensation to such named executive officer in any column of the Summary Compensation Table. Such amounts reflect elective deferrals by each named executive officer of (a) Performance Shares awarded under the 2004 Performance Share plan, (b) cash incentive compensation awarded under the 2006 plan, and (c) base salary, as applicable. The amount shown in column (b) for Mr. Boyer includes $30,970 of base salary also reported in column (c) of the Summary Compensation Table.

(2)	The amount shown in column (c) for each named executive officer is also reported as compensation to such named executive officer in column (i) of the Summary Compensation Table.

(3)	The amount shown in column (d) for each named executive officer is not reported as compensation to such named executive officer in any column of the Summary Compensation Table.

(4)

The amount shown in column (e) for each named executive officer is not reported as compensation to such named executive officer in any column of the Summary Compensation Table. Such amounts reflect withdrawals made by each named executive officer from the KEYSOP. As a result of such withdrawals, each named executive officer has a zero balance in the KEYSOP.

Potential Payments Upon Termination or Change in Control

Introduction

The tables set forth at the end of this section provide certain summary information concerning the amount of compensation paid to each of the named executive officers of DTG upon (a) involuntary termination without cause, (b) involuntary termination with cause, (c) involuntary termination due to a reduction in force, (d) voluntary termination, (e) retirement, (f) disability, (g) death, (h) termination following a change in control, and (i) continued employment following a change in control. The amounts in the tables assume that such termination was effective as

51

of December 31, 2007, and therefore include amounts earned through such time and are estimates of the amounts which would be paid out to each executive upon termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from DTG.

Payments Made Upon Involuntary Termination Without Cause

In the event of an involuntary termination without cause, the named executive officer will receive or forfeit (as applicable) the following:

1.	Salary. The greater of (a) two weeks salary for each full year of employment with DTG, or (b) 52 weeks salary (Messrs. Paxton and Hildebrand) or 26 weeks salary (Messrs. Anderson, Foley and Boyer).

2.

Cash Incentive Compensation. Prorated at target for time worked in current year plan with respect to current salary. In addition, cash incentive compensation is paid with respect to the extended salary described above.

3.	Benefits. Covered for number of weeks of salary and eligible for COBRA.

4.	Non-Qualified Option Rights. Non-vested non-qualified Option Rights are forfeited and vested non-qualified Option Rights are exercisable for up to six months.

5.	Performance Shares. Target Performance Shares will be prorated and paid by March 15 of the year following termination.

For purposes hereof, “cause” shall mean the misconduct of the named executive officer which is willful or such conduct involves gross negligence as determined by DTG.

Payments Made Upon Involuntary Termination With Cause

In the event of an involuntary termination with cause, the named executive officer will receive, not receive or forfeit (as applicable) the following:

1.	Salary. None received.

2.	Cash Incentive Compensation. Not eligible.

3.	Benefits. Accrued vacation pay and eligible for COBRA.

4.	Non-Qualified Option Rights. Unexercised non-qualified Option Rights are forfeited.

5.	Performance Shares. Target Performance Shares are forfeited.

Payments Made Upon Involuntary Termination Due to a Reduction in Force

In the event of an involuntary termination due to a reduction in force, which reduction in force is determined by DTG at the time of termination, the named executive officer will receive or not receive (as applicable) the following:

1.	Salary. The greater of (a) two weeks salary for every full year of employment with DTG, or (b) 52 weeks salary (Messrs. Paxton and Hildebrand) or 26 weeks salary (Messrs. Anderson, Foley and Boyer).

2.

Cash Incentive Compensation. Prorated at target for time worked in current year plan with respect to current salary. In addition, cash incentive compensation is paid with respect to the extended salary described above.

52

3.	Benefits. Covered for number of weeks of salary and eligible for COBRA.

4.

Non-Qualified Option Rights. Grants made in 2000 and prior years fall under involuntary termination without cause or retirement depending on age or length of service. Vested non-qualified Option Rights granted after 2000 may be exercised for a period equal to the greater of (a) six months, or (b) two times the number of weeks of salary but not to exceed one year.

5.	Performance Shares. Target Performance Shares will be prorated and paid by March 15 of the year following termination.

Payments Made Upon Voluntary Termination

In the event of a voluntary termination, the named executive officer will receive, not receive or forfeit (as applicable) the following:

1.	Salary. None received.

2.	Cash Incentive Compensation. Not eligible.

3.	Benefits. Accrued vacation pay and eligible for COBRA.

4.	Non-Qualified Option Rights. Unexercised non-qualified Option Rights are forfeited.

5.	Performance Shares. Target Performance Shares are forfeited.

Payments Made Upon Retirement

In the event of retirement, the named executive officer will receive or not receive (as applicable) the following:

1.	Salary. None received.

2.	Cash Incentive Compensation. Not eligible.

3.	Benefits. Accrued vacation pay and eligible for COBRA.

4.

Non-Qualified Option Rights. Non-qualified Option Rights continue to vest in accordance with option agreements and vested non-qualified Option Rights are exercisable for up to three years from the retirement date.

5.	Performance Shares. Target Performance Shares will be prorated and paid by March 15 of the year following retirement.

With respect to non-qualified Option Rights and Performance Shares, “retirement” shall mean (a) age 61 or older with five or more years of service, or (b) performance of 20 or more years of service.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, the named executive officer will receive, not receive, or forfeit (as applicable) the following:

1.	Salary. None received.

2.	Cash Incentive Compensation. Not eligible.

53

3.	Benefits. Accrued vacation pay and eligible for COBRA.

4.	Non-Qualified Option Rights. Non-vested non-qualified Option Rights are forfeited and vested non-qualified Option Rights are exercisable for up to six months.

5.	Performance Shares. Target Performance Shares are prorated and paid by March 15 of the year following death or disability.

Payments Made Upon a Change in Control

General

In April 2004, DTG entered into an Employment Continuation Agreement with Mr. Paxton which was filed as Exhibit 10.34 to DTG’s Form 10-Q for the quarterly period ended June 30, 2004 filed August 6, 2004. The agreement was amended by a First Amendment to Employment Continuation Agreement dated February 1, 2007 which was filed as Exhibit 10.126 to DTG’s Form 8-K filed February 6, 2007 and a Second Amendment to Employment Continuation Agreement dated March 14, 2007 making a technical correction (as amended, the “Employment Continuation Agreement”). In April 2004, DTG amended and restated its existing Employment Continuation Plan pursuant to that certain Amended and Restated Employment Continuation Plan for Key Employees which was filed as Exhibit 10.35 to DTG’s Form 10-Q for the quarterly period ended June 30, 2004 filed August 6, 2004. The plan was amended by an amendment dated September 28, 2005 which was filed as Exhibit 10.80 to DTG’s Form 10-Q for the quarterly period ended September 30, 2005 filed November 4, 2005, and an amendment dated February 1, 2007 which was filed as Exhibit 10.127 to DTG’s Form 8-K filed February 6, 2007 (as amended, the “Employment Continuation Plan”). Messrs. Anderson and Foley are currently covered by the Employment Continuation Plan. Mr. Hildebrand was covered by the Employment Continuation Plan through his retirement date of March 31, 2008. Mr. Boyer was covered by the Employment Continuation Plan through his retirement date of December 31, 2007.

Generally, a change in control of DTG is deemed to occur upon the happening of any of the following events:

1.

DTG is merged, consolidated or reorganized into another corporation or other legal person, unless, in each case, immediately following such merger, consolidation or reorganization, the stock entitled to vote generally in the election of the Board (the “Voting Stock”) of DTG outstanding immediately prior to such merger, consolidation or reorganization continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such merger, consolidation or reorganization (including, without limitation, an entity which as a result of such merger, consolidation or reorganization owns DTG or all or substantially all of DTG’s assets either directly or through one or more subsidiaries);

2.

DTG sells or otherwise transfers all or substantially all of its assets to another corporation or legal person, unless, in each case, immediately following such sale or transfer, the Voting Stock of DTG outstanding immediately prior to such sale or transfer continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such sale or transfer (including, without limitation, an entity which as a result of such transaction owns DTG or all or substantially all of DTG's assets either directly or through one or more subsidiaries);

54

3.

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Voting Stock of DTG then outstanding after giving effect to such acquisition;

4.

DTG files a report or proxy statement with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of DTG has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

5.

Individuals who, as of April 1, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 1, 2004 whose election or nomination for election by DTG’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of DTG in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board.

Notwithstanding paragraphs 3 and 4 above, unless otherwise determined in a specific case by majority vote of the Board, a “change in control” shall not be deemed to have occurred for purposes of paragraphs 3 and 4 above solely because (a) DTG, (b) a subsidiary, or (c) any DTG-sponsored employee stock ownership plan or any other employee benefit plan of DTG or any subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise, or because DTG reports that a change in control of DTG has occurred or will occur in the future by reason of such beneficial ownership.

Involuntary Termination Without Cause

In the event of an involuntary termination without cause due to a change in control of DTG, pursuant to the Employment Continuation Agreement (as to Mr. Paxton), the Employment Continuation Plan (as to Messrs. Hildebrand, Anderson, Foley and Boyer) and DTG policy, the named executive officer will receive the following:

1.	Salary. Three times base salary (Messrs. Paxton and Hildebrand) and two times base salary (Messrs. Anderson, Foley and Boyer).

2.

Cash Incentive Compensation. Three times cash incentive compensation payment (Messrs. Paxton and Hildebrand) and two times cash incentive compensation payment (Messrs. Anderson, Foley and Boyer) plus any prorated amount for the year of termination.

3.	Benefits. Covered for three years (Messrs. Paxton and Hildebrand) and two years (Messrs. Anderson, Foley and Boyer).

4.	Non-Qualified Option Rights. Non-vested non-qualified Option Rights are forfeited and vested non-qualified Option Rights are exercisable for up to six months.

5.	Performance Shares. Target Performance Shares will be paid at the time of the change in control.

55

6.

Outplacement Services. At DTG’s expense, Mr. Paxton will be provided with outplacement services for a period of twelve months following the termination date by a firm selected by Mr. Paxton, in an amount not to exceed $35,000. Messrs. Hildebrand, Anderson, Foley and Boyer will be reimbursed by DTG for reasonable expenses incurred for outplacement counseling (a) which are pre-approved by the administrator of the Employment Continuation Plan, (b) which do not exceed $20,000, and (c) which are incurred by them within 52 weeks following their termination date.

7.

Company Car. For a period of three years following the termination date, DTG will provide Messrs. Paxton and Hildebrand with one or more cars in accordance with the policies and procedures of DTG regarding the provision of cars to its employees existing immediately prior to the change in control (the “Car Policy”). After three years, DTG will transfer outright ownership to Messrs. Paxton and Hildebrand such car or cars. For a period of two years following the termination date, DTG will provide Messrs. Anderson, Foley and Boyer with one or more cars in accordance with the Car Policy.

8.

Financial, Investment and Tax Planning. For a period of three years following the termination date, DTG will arrange to provide Messrs. Paxton and Hildebrand with financial, investment and tax planning services in accordance with DTG’s policies and procedures regarding the provision of such services to its executives existing immediately prior to the change in control. Messrs. Anderson, Foley and Boyer will receive the same services for two years following the termination date.

9.

Excise Tax Gross-Ups. Messrs. Paxton, Hildebrand, Anderson and Foley each receive the benefit of the tax-gross up provisions contained in the Employment Continuation Agreement and the Employment Continuation Plan, as applicable.

10.

Other. The salary and cash incentive compensation pay described above is payable to Messrs. Paxton, Hildebrand, Anderson, Foley and Boyer if they are terminated without cause within two years after the occurrence of a change in control.

Voluntary Termination

In the event of a voluntary termination due to a change in control of DTG by the named executive officer following specified events described below, the named executive officer will receive the same benefits he was entitled to receive if there was an involuntary termination without cause due to a change in control of DTG. Such specified events are: (a) failure to maintain the same office or position with DTG, (b) a significant adverse change in the named executive officer’s authority, power and responsibilities, (c) a reduction in pay, (d) a reduction, termination or denial of employee benefits, (e) the named executive officer determines that a change in DTG’s business has made him unable to substantially carry out his responsibilities, (f) the successor entity is liquidated, dissolved, merged, consolidated or reorganized or all of its assets are transferred unless the successor entity assumed all of the duties and obligations of DTG under the Employment Continuation Agreement or Employment Continuation Plan, as applicable, (g) DTG or the named executive officer’s work location is relocated in excess of 50 miles from the location prior to the change in control or requires the named executive officer to travel at least 20% more than the average number of days of travel required during the three full years prior to the change in control without the named executive officer’s consent, or (h) any material breach by DTG or its successor under the Employment Continuation Agreement or Employment Continuation Plan, as applicable, that is not remedied within ten calendar days after receipt of written notice by DTG.

Notwithstanding anything to the contrary contained in the Employment Continuation Agreement or the Employment Continuation Plan, as applicable, Messrs. Paxton and Hildebrand may terminate employment with DTG for any reason, or without reason, during the 30-day period immediately following the one year anniversary of

56

the occurrence of the change in control and still receive all of the payments that they would have received in the event of an involuntary termination without cause due to a change in control of DTG.

In the event a named executive officer voluntarily terminates employment with DTG following a change in control but not for a specified event described above, no payments or benefits will be received.

Continued Employment

In the event of a change in control of DTG and the named executive officer remains employed, the named executive officer will receive the following:

1.	Performance Shares. Target Performance Shares will be prorated and paid at the time of the change in control.

2.	Company Car. Two years following a change in control, DTG will transfer outright ownership to Messrs. Paxton and Hildebrand the Company cars furnished for their use.

Other Terms

Mr. Paxton, under the Employment Continuation Agreement, and Messrs. Hildebrand, Anderson, Foley and Boyer, under the Employment Continuation Plan, each covenant and agree not to disclose any confidential or proprietary information of DTG or its subsidiaries, or, without DTG’s consent, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of DTG or its subsidiaries to give up, or not to commence employment or a business relationship with DTG or its subsidiaries.

57

GARY L. PAXTON

The following table provides certain summary information concerning potential payments upon termination or a change in control of DTG for Gary L. Paxton, Chief Executive Officer and President.

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause on 12/31/2007 ($)	Involuntary Termination With Cause on 12/31/2007 ($)	Involuntary Termination Due to a Reduction in Force on 12/31/2007 ($)	Voluntary Termination on 12/31/2007 ($)	Retirement on 12/31/2007 ($)	Death or Disability on 12/31/2007 ($)	Involuntary Termination (Change in Control) on 12/31/2007 ($)	Voluntary Termination for Specified Event (Change in Control) on 12/31/2007 ($)	Continued Employment (Change in Control) on 12/31/2007 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Compensation
Cash Incentive Compensation	-0-	----------	-0-	----------	----------	----------	-0-	-0-	----------
Option Rights (1)	994,404	----------	994,404	----------	994,404	994,404	994,404	994,404	----------
Performance Shares (2) (3)	2,223,371	----------	2,223,371	----------	2,223,371	2,223,371	4,194,723	4,194,723	2,223,371
Benefits and Perquisites
Retirement Plans	----------	----------	----------	----------	----------	----------	----------	----------	----------
Executive Compensation Deferral Program	----------	----------	----------	----------	----------	----------	----------	----------	----------
Health and Welfare Benefits	13,750	----------	13,750	----------	----------	----------	30,644	30,644	----------
Life Insurance Benefits	5,094	----------	5,094	----------	----------	----------	15,282	15,282	----------
Excise Tax Gross-Ups	----------	----------	----------	----------	----------	----------	3,637,443	3,637,443	----------
Base Salary Severance	1,884,615	----------	1,884,615	----------	----------	----------	2,100,000	2,100,000	----------
Accrued Vacation Pay	107,692	107,692	107,692	107,692	107,692	107,692	107,692	107,692	----------
Company Vehicle (4)	19,000	----------	19,000	----------	----------	----------	57,000	57,000	----------
Outplacement Services	35,000	----------	35,000	----------	----------	----------	35,000	35,000	----------
Financial Counseling	4,702	----------	4,702	----------	----------	----------	14,106	14,106	----------
Total	5,287,628	107,692	5,287,628	107,692	3,325,467	3,325,467	11,186,294	11,186,294	2,223,371

___________________________

(1)	Columns (b), (d), (f), (g), (h) and (i) reflect remaining non-qualified Option Rights valued at December 31, 2007 with a closing price per Share of $23.68.

(2)

Columns (b), (d), (f), (g) and (j) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) prorated for 2005 at 57% of target, (b) prorated for 2006 at 100% of target, and (c) prorated for 2007 at the current accounting accrual rate.

(3)

Columns (h) and (i) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) awarded for 2005 at 100% of target, (b) awarded for 2006 at 100% of target, and (c) awarded for 2007 at 100% of target.

(4)

In addition to the car usage value reflected in columns (h) and (i), three years following termination, DTG will transfer outright ownership to Mr. Paxton of any Company car furnished for his use. With respect to column (j), two years following a change in control, DTG will transfer outright ownership to Mr. Paxton of

58

any Company car furnished for his benefit. The net book value of Mr. Paxton’s cars as of December 31, 2007 was $55,367.

59

STEVEN B. HILDEBRAND

The following table provides certain summary information concerning potential payments upon termination or a change in control of DTG for Steven B. Hildebrand, Senior Executive Vice President and Chief Financial Officer. Effective March 31, 2008, Mr. Hildebrand retired as an employee of DTG and resigned as Senior Executive Vice President and Chief Financial Officer of DTG.

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause on 12/31/2007 ($)	Involuntary Termination With Cause on 12/31/2007 ($)	Involuntary Termination Due to a Reduction in Force on 12/31/2007 ($)	Voluntary Termination on 12/31/2007 ($)	Retirement on 12/31/2007 ($)	Death or Disability on 12/31/2007 ($)	Involuntary Termination (Change in Control) on 12/31/2007 ($)	Voluntary Termination for Specified Event (Change in Control) on 12/31/2007 ($)	Continued Employment (Change in Control) on 12/31/2007 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Compensation
Cash Incentive Compensation	-0-	----------	-0-	----------	----------	----------	-0-	-0-	----------
Option Rights (1)	203,165	----------	203,165	----------	203,165	203,165	203,165	203,165	----------
Performance Shares (2) (3)	616,953	----------	616,953	----------	616,953	616,953	1,156,271	1,156,271	616,953
Benefits and Perquisites
Retirement Plans	----------	----------	----------	----------	----------	----------	----------	----------	----------
Executive Compensation Deferral Program	----------	----------	----------	----------	----------	----------	----------	----------	----------
Health and Welfare Benefits	13,875	----------	13,875	----------	----------	----------	54,113	54,113	----------
Life Insurance Benefits	2,612	----------	2,612	----------	----------	----------	7,835	7,835	----------
Excise Tax Gross-Ups	----------	----------	----------	----------	----------	----------	1,170,020	1,170,020	----------
Base Salary Severance	664,057	----------	664,057	----------	----------	----------	1,138,383	1,138,383	----------
Accrued Vacation Pay	46,703	46,703	46,703	46,703	46,703	46,703	46,703	46,703	----------
Company Vehicle (4)	18,335	----------	18,335	----------	----------	----------	55,005	55,005	----------
Outplacement Services	20,000	----------	20,000	----------	----------	----------	20,000	20,000	----------
Financial Counseling	4,617	----------	4,617	----------	----------	----------	13,851	13,851	----------
Total	1,590,317	46,703	1,590,317	46,703	866,821	866,821	3,865,346	3,865,346	616,953

___________________________

(1)	Columns (b), (d), (f), (g), (h) and (i) reflect remaining non-qualified Option Rights valued at December 31, 2007 with a closing price per Share of $23.68.

(2)

Columns (b), (d), (f), (g) and (j) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) prorated for 2005 at 57% of target, (b) prorated for 2006 at 100% of target, and (c) prorated for 2007 at the current accounting accrual rate.

(3)

Columns (h) and (i) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) awarded for 2005 at 100% of target, (b) awarded for 2006 at 100% of target, and (c) awarded for 2007 at 100% of target.

(4)	In addition to the car usage value reflected in columns (h) and (i), three years following termination, DTG will

60

transfer outright ownership to Mr. Hildebrand of any Company car furnished for his use. With respect to column (j), two years following a change in control, DTG will transfer outright ownership to Mr. Hildebrand of any Company car furnished for his use. The net book value of Mr. Hildebrand’s cars as of December 31, 2007 was $57,673.

61

R. SCOTT ANDERSON

The following table provides certain summary information concerning potential payments upon termination or a change in control of DTG for R. Scott Anderson, Senior Executive Vice President. In February 2008, Mr. Anderson also became DTG’s Chief Marketing Officer.

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause on 12/31/2007 ($)	Involuntary Termination With Cause on 12/31/2007 ($)	Involuntary Termination Due to a Reduction in Force on 12/31/2007 ($)	Voluntary Termination on 12/31/2007 ($)	Retirement on 12/31/2007 ($)	Death or Disability on 12/31/2007 ($)	Involuntary Termination (Change in Control) on 12/31/2007 ($)	Voluntary Termination for Specified Event (Change in Control) on 12/31/2007 ($)	Continued Employment (Change in Control) on 12/31/2007 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Compensation
Cash Incentive Compensation	-0-	----------	-0-	----------	----------	----------	-0-	-0-	----------
Option Rights (1)	175,312	----------	175,312	----------	175,312	175,312	175,312	175,312	----------
Performance Shares (2) (3)	487,185	----------	487,185	----------	487,185	487,185	913,219	913,219	487,185
Benefits and Perquisites
Retirement Plans	----------	----------	----------	----------	----------	----------	----------	----------	----------
Executive Compensation Deferral Program	----------	----------	----------	----------	----------	----------	----------	----------	----------
Health and Welfare Benefits	13,130	----------	13,130	----------	----------	----------	51,207	51,207	----------
Life Insurance Benefits	2,395	----------	2,395	----------	----------	----------	7,186	7,186	----------
Excise Tax Gross-Ups	----------	----------	----------	----------	----------	----------	-0-	-0-	----------
Base Salary Severance	625,853	----------	625,853	----------	----------	----------	1,104,447	1,104,447	----------
Accrued Vacation Pay	38,939	38,939	38,939	38,939	38,939	38,939	38,939	38,939	----------
Company Vehicle	18,644	----------	18,644	----------	----------	----------	55,932	55,932	----------
Outplacement Services	20,000	----------	20,000	----------	----------	----------	20,000	20,000	----------
Financial Counseling	4,926	----------	4,926	----------	----------	----------	14,778	14,778	----------
Total	1,386,384	38,939	1,386,384	38,939	701,436	701,436	2,381,020	2,381,020	487,185

___________________________

(1)	Columns (b), (d), (f), (g), (h) and (i) reflect remaining non-qualified Option Rights valued at December 31, 2007 with a closing price per Share of $23.68.

(2)

Columns (b), (d), (f), (g) and (j) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) prorated for 2005 at 57% of target, (b) prorated for 2006 at 100% of target, and (c) prorated for 2007 at the current accounting accrual rate.

(3)

Columns (h) and (i) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) awarded for 2005 at 100% of target, (b) awarded for 2006 at 100% of target, and (c) awarded for 2007 at 100% of target.

62

JOHN J. FOLEY

The following table provides certain summary information concerning potential payments upon termination or a change in control of DTG for John J. Foley, Senior Executive Vice President. In February 2008, Mr. Foley also became DTG’s Chief Operating Officer.

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause on 12/31/2007 ($)	Involuntary Termination With Cause on 12/31/2007 ($)	Involuntary Termination Due to a Reduction in Force on 12/31/2007 ($)	Voluntary Termination on 12/31/2007 ($)	Retirement on 12/31/2007 ($)	Death or Disability on 12/31/2007 ($)	Involuntary Termination (Change in Control) on 12/31/2007 ($)	Voluntary Termination for Specified Event (Change in Control) on 12/31/2007 ($)	Continued Employment (Change in Control) on 12/31/2007 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Compensation
Cash Incentive Compensation	-0-	----------	-0-	----------	----------	----------	-0-	-0-	----------
Option Rights (1)	710,201	----------	710,201	----------	----------	710,201	710,201	710,201	----------
Performance Shares (2) (3)	487,185	----------	487,185	----------	----------	487,185	913,219	913,219	487,185
Benefits and Perquisites
Retirement Plans	----------	----------	----------	----------	----------	----------	----------	----------	----------
Executive Compensation Deferral Program	----------	----------	----------	----------	----------	----------	----------	----------	----------
Health and Welfare Benefits	8,325	----------	8,325	----------	----------	----------	54,113	54,113	----------
Life Insurance Benefits	1,674	----------	1,674	----------	----------	----------	5,021	5,021	----------
Excise Tax Gross-Ups	----------	----------	----------	----------	----------	----------	871,201	871,201	----------
Base Salary Severance	626,144	----------	626,144	----------	----------	----------	1,104,960	1,104,960	----------
Accrued Vacation Pay	56,665	56,665	56,665	56,665	56,665	56,665	56,665	56,665	----------
Company Vehicle	20,385	----------	20,385	----------	----------	----------	61,155	61,155	----------
Outplacement Services	20,000	----------	20,000	----------	----------	----------	20,000	20,000	----------
Financial Counseling	4,473	----------	4,473	----------	----------	----------	13,419	13,419	----------
Total	1,935,052	56,665	1,935,052	56,665	56,665	1,254,051	3,809,954	3,809,954	487,185

___________________________

(1)	Columns (b), (d), (g), (h) and (i) reflect remaining non-qualified Option Rights valued at December 31, 2007 with a closing price per Share of $23.68.

(2)

Columns (b), (d), (g) and (j) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) prorated for 2005 at 57% of target, (b) prorated for 2006 at 100% of target, and (c) prorated for 2007 at the current accounting accrual rate.

(3)

Columns (h) and (i) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) awarded for 2005 at 100% of target, (b) awarded for 2006 at 100% of target, and (c) awarded for 2007 at 100% of target.

63

YVES BOYER

The following table provides certain summary information concerning potential payments upon termination or a change in control of DTG for Yves Boyer, Executive Vice President. Effective December 31, 2007, Mr. Boyer retired as an employee of DTG and resigned as Executive Vice President of DTG.

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause on 12/31/2007 ($)	Involuntary Termination With Cause on 12/31/2007 ($)	Involuntary Termination Due to a Reduction in Force on 12/31/2007 ($)	Voluntary Termination on 12/31/2007 ($)	Retirement on 12/31/2007 ($)	Death or Disability on 12/31/2007 ($)	Involuntary Termination (Change in Control) on 12/31/2007 ($)	Voluntary Termination for Specified Event (Change in Control) on 12/31/2007 ($)	Continued Employment (Change in Control) on 12/31/2007 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Compensation
Cash Incentive Compensation	-0-	----------	-0-	----------	----------	----------	-0-	-0-	----------
Option Rights (1)	61,131	----------	61,131	----------	61,131	61,131	61,131	61,131	----------
Performance Shares (2) (3)	259,535	----------	259,535	----------	259,535	259,535	486,103	486,103	259,535
Benefits and Perquisites
Retirement Plans	----------	----------	----------	----------	----------	----------	----------	----------	----------
Executive Compensation Deferral Program	----------	----------	----------	----------	----------	----------	----------	----------	----------
Health and Welfare Benefits	4,724	----------	4,724	----------	----------	----------	30,708	30,708	----------
Life Insurance Benefits	376	----------	376	----------	----------	----------	1,127	1,127	----------
Excise Tax Gross-Ups	----------	----------	----------	----------	----------	----------	----------	----------	----------
Base Salary Severance	495,514	----------	495,514	----------	----------	----------	929,088	929,088	----------
Accrued Vacation Pay	41,690	41,690	41,690	41,690	41,690	41,690	41,690	41,690	----------
Company Vehicle	16,558	----------	16,558	----------	----------	----------	49,674	49,674	----------
Outplacement Services	20,000	----------	20,000	----------	----------	----------	20,000	20,000	----------
Financial Counseling	7,167	----------	7,167	----------	----------	----------	21,501	21,501	----------
Total	906,695	41,690	906,695	41,690	362,356	362,356	1,641,022	1,641,022	259,535

___________________________

(1)	Columns (b), (d), (f), (g), (h) and (i) reflect remaining non-qualified Option Rights valued at December 31, 2007 with a closing price per Share of $23.68.

(2)

Columns (b), (d), (f), (g) and (j) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) prorated for 2005 at 57% of target, (b) prorated for 2006 at 100% of target, and (c) prorated for 2007 at the current accounting accrual rate.

(3)

Columns (h) and (i) reflect Performance Shares valued at December 31, 2007 with a closing price per Share of $23.68 (a) awarded for 2005 at 100% of target, (b) awarded for 2006 at 100% of target, and (c) awarded for 2007 at 100% of target.

64

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and statements of changes in ownership of Common Stock, as well as annual statements of ownership. Based solely upon a review of forms furnished to DTG, during the fiscal year ended December 31, 2007, DTG believes that all SEC filing requirements applicable to the Company’s directors, executive officers and persons owning more than 10% of the Common Stock were met, except for Messrs. Lumley and Wax, directors of DTG. Due to a Company clerical error, the Forms 4 to report exercises of Option Rights by Messrs. Lumley and Wax were not filed on a timely basis.

CODE OF ETHICS

DTG has adopted its “Code of Business Conduct” which addresses all related requirements for content under the Sarbanes-Oxley Act of 2002, related SEC regulations promulgated thereunder, and New York Stock Exchange rules and regulations. The Code of Business Conduct is located on DTG’s website (www.dtag.com) under the heading “About DTG.” As required by New York Stock Exchange rules and regulations, DTG shall provide a copy of the Code of Business Conduct to any stockholder upon request.

REPORT ON FORM 10-K

A copy of DTG’s Report on Form 10-K for the period ended December 31, 2007, filed with the SEC (including related financial statements and schedules) is available to stockholders without charge, upon written request to the Executive Director of Investor Relations, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

Any stockholder proposal under SEC Rule 14a-8 intended to be presented at DTG’s next Annual Meeting of Stockholders to be held in 2009 must be received by DTG not later than December 17, 2008 if the stockholder wishes the proposal to be included in DTG’s proxy materials relating to the meeting. Such proposals, including any accompanying supporting statement, may not exceed 500 words and should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

In addition, DTG’s Bylaws contain certain notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in DTG’s proxy materials, which provide that the deadline for submitting proposals is not less than 90 nor more than 120 days before the Annual Meeting of Stockholders to be held in 2009, and a proposal received outside of this time frame will be untimely and not considered for the Annual Meeting of Stockholders to be held in 2009; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, then such proposals will be considered if received not later than the tenth day following the day on which the meeting date is disclosed. Such nominations and proposals should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

65

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting of Stockholders other than the matters set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, the holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors

/S/ VICKI J. VANIMAN

Vicki J. Vaniman

Secretary

Tulsa, Oklahoma

April 15, 2008

66

EXHIBIT A

Proposed Amendment to Plan

THIRD AMENDMENT TO AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on March 23, 2005 and adopted by the shareholders of DTAG on May 20, 2005, as amended by (i) First Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by DTAG on February 1, 2006, and (ii) Second Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by DTAG on February 1, 2007 (collectively, the “Plan”), is hereby amended as follows on March 11, 2008, subject to stockholder approval as provided below:

1.           By deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it with the following:

“(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 660,000 Common Shares, plus (i) any Common Shares that remained available for issuance or transfer under the Original Plan, (ii) any Common Shares that remained available for issuance or transfer under the Plan, and (iii) any shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under this Plan or the Original Plan, that expire or are forfeited (including Performance Shares) or are cancelled.”

This Third Amendment (the “Third Amendment”) was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on March 11, 2008. This Third Amendment shall become effective and operative if, and only if, (a) a majority of the votes cast at the Annual Meeting of Stockholders of DTAG to be held on May 15, 2008 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after March 11, 2008 are in favor of this Third Amendment, and (b) the total number of votes actually cast on this Third Amendment represent more than 50% in interest of all stockholders entitled to vote on this Third Amendment. A failure to obtain such a vote within such time shall make all provisions of this Third Amendment null and void from inception.

1

APPENDIX A

(FRONT SIDE OF PROXY)

PROXY -- DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

May 15, 2008

The undersigned stockholder of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, hereby appoints Pamela S. Peck or Kimberly D. Paul, or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Dollar Thrifty Automotive Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135, on May 15, 2008, at 11:00 a.m., C.D.T., or any adjournment thereof, in accordance with the following instructions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES, “FOR” PROPOSAL NO. 2, AND “FOR” PROPOSAL NO. 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted “FOR” all nominees in Proposal No. 1, “FOR” Proposal No. 2, and “FOR” Proposal No. 3.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY MARKING, SIGNING AND DATING THIS PROXY ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side)
__________________________________________________________

(REVERSE SIDE OF PROXY)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

ANNUAL MEETING PROXY CARD

A.	Proposals -- The Board of Directors recommends a vote FOR the listed nominees, FOR Proposal No. 2, and FOR Proposal No. 3.

1.	Election of Directors:

For	Withhold

01 - Thomas P. Capo	_____	_______

02 - Maryann N. Keller	_____	_______

1

03 - The Hon. Edward C.

Lumley	_____	_______

04 - Richard W. Neu	_____	_______

05 - Gary L. Paxton	_____	_______

06 - John C. Pope	_____	_______

07 - Edward L. Wax	_____	_______

2.	Ratification of Deloitte	For	Against	Abstain

& Touche LLP as the

independent registered public

accounting firm for 2008.	______	______	______

3.	Approval of the addition	For	Against	Abstain

of 660,000 shares to

the Dollar Thrifty

Automotive Group, Inc.

Amended and Restated

Long-Term Incentive Plan

and Director Equity Plan.	______	______	______

B.	Non-Voting Items

Change of Address -- Please print new address below.

_______________________________________________________

C.	Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy)	Signature 1	Signature 2
Please print date below.	Please keep signature within the box.	Please keep signature within the box.

_____/_____/______	_____________________________	________________________________

2